                                                Filed Pursuant to Rule 424(b)(2)
                                                      Registration No. 333-74937

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 30, 1999


                                  $600,000,000

                            [AMERICAN AIRLINES LOGO]

                           1999-1 Pass Through Trusts
                    Pass Through Certificates, Series 1999-1
                               ------------------

     American Airlines, Inc. is issuing, through four separate trusts, Class A-1, Class A-2, Class B and Class C Pass Through Certificates, Series 1999-1. The proceeds from the sale of Certificates will be used by the trusts to acquire equipment notes to be issued by American on a full recourse basis. Payments on the equipment notes held in each trust will be passed through to the holders of Certificates of such trust. The Certificates represent interests in the assets of the trusts and do not represent interests in or obligations of American or any of its affiliates. The Certificates will not be listed on any national securities exchange.

     The equipment notes will be issued for each of 15 Boeing aircraft delivered to American from June 1998 to September 1999. The equipment notes issued for each aircraft will be secured by a security interest in such aircraft. Interest on the equipment notes will be payable semiannually on each April 15 and October 15, beginning April 15, 2000. Principal payments on the equipment notes held for the Class A-1 Certificates will be scheduled for payment on April 15 and October 15 in certain years, beginning on April 15, 2000 and ending on April 15, 2009. The entire principal of the equipment notes held for the Class A-2 and Class B Certificates will be scheduled for payment on October 15, 2009. The entire principal of the equipment notes held for the Class C Certificates will be scheduled for payment on October 15, 2004.

     The Class A-1 and Class A-2 Certificates will rank equally in right to distributions and rank senior in right to distributions to the other Certificates. The Class B Certificates will rank junior in right to distributions to the Class A-1 and Class A-2 Certificates and will rank senior in right to distributions to the Class C Certificates. The Class C Certificates will rank junior in right to distributions to the other Certificates.

     Bayerische Landesbank Girozentrale will provide a separate liquidity facility for each Class of Certificates, in each case in an amount sufficient to make three semiannual interest distributions on the Certificates of such Class.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-15.


PASS THROUGH                                        PRINCIPAL     INTEREST     FINAL EXPECTED     PRICE TO
CERTIFICATES                                          AMOUNT        RATE      DISTRIBUTION DATE   PUBLIC(1)
------------                                       ------------   --------    -----------------   ---------
Class A-1........................................  $150,889,000    6.855%      April 15, 2009        100%
Class A-2........................................   316,969,000    7.024      October 15, 2009       100
Class B..........................................    84,525,000    7.324      October 15, 2009       100
Class C..........................................    47,617,000    7.155      October 15, 2004       100


---------------

(1) Plus accrued interest, if any, from the date of issuance.


     The underwriters will purchase all of the Certificates if any are purchased. The aggregate proceeds from the sale of the Certificates will be $600,000,000. American will pay the underwriters a commission of $3,900,000. Delivery of the Certificates in book-entry form only will be made on or about October 6, 1999 against payment in immediately available funds.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               Joint Bookrunners

CREDIT SUISSE FIRST BOSTON                            MORGAN STANLEY DEAN WITTER
                           -------------------------

GOLDMAN, SACHS & CO.
                               MERRILL LYNCH & CO.
                                                      SALOMON SMITH BARNEY


          The date of this Prospectus Supplement is September 23, 1999

                          PRESENTATION OF INFORMATION

     These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the Certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the Certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

     We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The "Index of Terms" attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

     At varying places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

     This Prospectus Supplement and the accompanying Prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent American's expectations or beliefs concerning future events. When used in this Prospectus Supplement and the accompanying Prospectus, the words "expects," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this Prospectus Supplement are based upon information available to us on the date of this Prospectus Supplement. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended December 31, 1998.
                             ---------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                         PAGE
                                         ----
PROSPECTUS SUPPLEMENT SUMMARY..........   S-5
  Summary of Terms of Certificates.....   S-5
  Equipment Notes and the Aircraft.....   S-6
  Loan to Aircraft Value Ratios........   S-7
  Cash Flow Structure..................   S-8
  The Offering.........................   S-9
  Summary Consolidated Financial and
     Operating Data....................  S-14
RISK FACTORS...........................  S-15
  Appraisals and Realizable Value of
     Aircraft..........................  S-15
  Repossession.........................  S-15
  Priority of Distributions;
     Subordination.....................  S-15
  Control over Collateral; Sale of
     Collateral........................  S-16
  Ratings of the Certificates..........  S-17
  No Protection Against Highly
     Leveraged or Extraordinary
     Transactions......................  S-17
  Limited Ability to Resell the
     Certificates......................  S-17
THE COMPANY............................  S-18
USE OF PROCEEDS........................  S-18
DESCRIPTION OF THE CERTIFICATES........  S-18
  General..............................  S-18

                                         PAGE
                                         ----
  Distribution of Payments on Equipment
     Notes.............................  S-19
  Subordination........................  S-21
  Pool Factors.........................  S-21
  Reports to Certificateholders........  S-23
  Indenture Events of Default and
     Certain Rights upon an Indenture
     Event of Default..................  S-23
  Purchase Rights of
     Certificateholders................  S-25
  PTC Event of Default.................  S-25
  Merger, Consolidation and Transfer of
     Assets............................  S-26
  Modification of the Pass Through
     Trust Agreements and Certain Other
     Agreements........................  S-26
  Possible Issuance of Series D
     Equipment Notes...................  S-29
  Termination of the Trusts............  S-29
  The Trustees.........................  S-29
  Book-Entry Registration; Delivery and
     Form..............................  S-30

                                         PAGE
                                         ----
DESCRIPTION OF THE LIQUIDITY
  FACILITIES...........................  S-31
  General..............................  S-31
  Drawings.............................  S-31
  Replacement of Liquidity
     Facilities........................  S-32
  Reimbursement of Drawings............  S-34
  Liquidity Events of Default..........  S-35
  Liquidity Provider...................  S-36
DESCRIPTION OF THE INTERCREDITOR
  AGREEMENT............................  S-36
  Intercreditor Rights.................  S-36
  Priority of Distributions............  S-37
  Addition of Trustee for Class D
     Certificates......................  S-41
  The Subordination Agent..............  S-41
DESCRIPTION OF THE AIRCRAFT AND THE
  APPRAISALS...........................  S-42
  The Aircraft.........................  S-42
  The Appraisals.......................  S-42
DESCRIPTION OF THE EQUIPMENT NOTES.....  S-43
  General..............................  S-43
  Subordination........................  S-43
  Principal and Interest Payments......  S-44
  Redemption...........................  S-44
  Security.............................  S-45
  Loan to Value Ratios of Equipment
     Notes.............................  S-45
  Defeasance...........................  S-46
  Limitation of Liability..............  S-46
  Indenture Events of Default, Notice
     and Waiver........................  S-46
  Remedies.............................  S-47
  Modification of Indentures...........  S-49
  Indemnification......................  S-49
  Certain Provisions of the
     Indentures........................  S-50

                                         PAGE
                                         ----
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-54
  General..............................  S-54
  Sales of Certificates................  S-54
  Effect of Subordination on
     Subordinated Certificate Owners...  S-55
  Bond Premium.........................  S-55
  Original Issue Discount..............  S-55
  Certain Federal Income Tax
     Consequences to Foreign
     Certificateholders................  S-56
  Backup Withholding...................  S-56
CERTAIN CONNECTICUT TAXES..............  S-57
CERTAIN ERISA CONSIDERATIONS...........  S-57
  General..............................  S-57
  Plan Assets Issues...................  S-58
  Prohibited Transaction Exemptions....  S-58
  Special Considerations Applicable To
     Insurance Company General
     Accounts..........................  S-58
UNDERWRITING...........................  S-60
NOTICE TO CANADIAN RESIDENTS...........  S-61
  Resale Restrictions..................  S-61
  Representations of Purchasers........  S-61
  Rights of Action (Ontario
     Purchasers).......................  S-62
  Enforcement of Legal Rights..........  S-62
  Notice to British Columbia
     Residents.........................  S-62
  Taxation and Eligibility for
     Investment........................  S-62
LEGAL OPINIONS.........................  S-62
EXPERTS................................  S-63
INDEX OF TERMS.....................Appendix I
APPRAISAL LETTERS.................Appendix II
EQUIPMENT NOTE PRINCIPAL
  PAYMENTS.......................Appendix III
LOAN TO VALUE RATIOS
  OF EQUIPMENT NOTES..............Appendix IV

                                   PROSPECTUS

                                         PAGE
                                         ----
ABOUT THIS PROSPECTUS..................    2
WHERE YOU CAN FIND MORE INFORMATION....    2
THE COMPANY............................    4
RATIO OF EARNINGS TO FIXED CHARGES.....    4
FORMATION OF THE TRUSTS................    4
USE OF PROCEEDS........................    5
DESCRIPTION OF THE PASS THROUGH
  CERTIFICATES.........................    5
  General..............................    6
  Book-Entry Registration..............    8
  Payments and Distributions...........   11
  Pool Factors.........................   12
  Reports to Certificateholders........   12
  Voting of Equipment Notes............   13
  Events of Default and Certain Rights
     upon an Event of Default..........   13

                                         PAGE
                                         ----
  Modifications of the Basic
     Agreement.........................   15
  Modification of Indenture and Related
     Agreements........................   17
  Termination of the Trusts............   17
  Delayed Purchase of Equipment
     Notes.............................   17
  Merger, Consolidation and Transfer of
     Assets............................   18
  The Trustee..........................   18
DESCRIPTION OF THE EQUIPMENT NOTES.....   18
  General..............................   19
  Principal and Interest Payments......   20
  Redemption...........................   20
  Security.............................   20
  Additional Notes.....................   22
  Payments and Limitation of
     Liability.........................   22

                                         PAGE
                                         ----
  Defeasance of the Indentures and the
     Equipment Notes in Certain
     Circumstances.....................   23
  Assumption of Obligations by
     American..........................   23
  Owner Participant; Revisions to
     Agreements........................   23
CREDIT ENHANCEMENTS....................   24
  Ranking; Cross-Subordination.........   24
  Liquidity Facility...................   24
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.........................   24


                                         PAGE
                                         ----
  General..............................   25
  Sales of Pass Through Certificates...   25
  Bond Premium.........................   25
  Original Issue Discount..............   26
  Backup Withholding...................   26
CERTAIN CONNECTICUT TAXES..............   26
ERISA CONSIDERATIONS...................   27
PLAN OF DISTRIBUTION...................   27
LEGAL OPINIONS.........................   28
EXPERTS................................   28


                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS SUPPLEMENT. ALSO, YOU SHOULD NOT ASSUME THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and American Airlines, Inc., you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of such Prospectus. See "Where You Can Find More Information" in the Prospectus. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to "American" or the "Company", refer to American Airlines, Inc. The term "you" refers to prospective investors in the Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                        CLASS A-1       CLASS A-2        CLASS B         CLASS C
                                      CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
                                      -------------   -------------   -------------   -------------
Aggregate face amount...............  $150,889,000    $316,969,000     $84,525,000     $47,617,000
Ratings:............................
  Moody's...........................       Aa1             Aa1             Aa3             A1
  Standard & Poor's.................       AAA             AAA             AA-              A
Initial loan to Aircraft value
  (cumulative)(1)...................      47.0%           47.0%           55.5%           60.3%
Expected maximum loan to Aircraft
  value (cumulative)................      47.0%           47.0%           57.0%           60.6%
Expected principal distribution
  window (in years).................     0.5-9.5          10.0            10.0             5.0
Initial average life (in years).....       4.5            10.0            10.0             5.0
Regular Distribution Dates..........  April 15 and    April 15 and    April 15 and    April 15 and
                                       October 15      October 15      October 15      October 15
Final expected regular distribution
  date..............................    April 15,      October 15,     October 15,     October 15,
                                          2009            2009            2009            2004
Final Legal Distribution Date.......   October 15,      April 15,       April 15,       April 15,
                                          2010            2011            2011            2006
Minimum denomination................     $1,000          $1,000          $1,000          $1,000
Section 1110 protection.............       Yes             Yes             Yes             Yes
Liquidity Facility coverage.........  3 semiannual    3 semiannual    3 semiannual    3 semiannual
                                        interest        interest        interest        interest
                                        payments        payments        payments        payments

---------------

(1) The initial aggregate appraised value of the Aircraft is $995,442,667. See "Loan To Aircraft Value Ratios" in this Prospectus Supplement Summary for the method we used in calculating the loan to Aircraft value ratios.

                        EQUIPMENT NOTES AND THE AIRCRAFT

     The Trusts will hold Equipment Notes issued for each of 15 Boeing aircraft, consisting of ten Boeing 737-823 aircraft, three Boeing 767-323ER aircraft and two Boeing 777-223 aircraft. All the Aircraft have been delivered and are being operated by American. The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft. See "Description of the Aircraft and the Appraisals" for a description of the Aircraft. Set forth below is certain information about the Equipment Notes to be held in the Trusts and the Aircraft.


                                                                     PRINCIPAL AMOUNT
                                       REGISTRATION       DATE         OF EQUIPMENT     APPRAISED BASE
AIRCRAFT TYPE                             NUMBER       DELIVERED          NOTES            VALUE(1)
-------------                          ------------    ---------     ----------------   --------------
Boeing 737-823.......................     N908AN        05/13/1999     $ 27,816,233      $ 46,253,333
Boeing 737-823.......................     N909AN        05/19/1999       27,818,238        46,256,667
Boeing 737-823.......................     N910AN        05/26/1999       27,818,238        46,256,667
Boeing 737-823.......................     N912AN        06/25/1999       27,848,307        46,306,667
Boeing 737-823.......................     N914AN        07/19/1999       28,178,001        46,447,667
Boeing 737-823.......................     N915AN        07/28/1999       28,180,023        46,451,000
Boeing 737-823.......................     N916AN        08/05/1999       28,198,223        46,481,000
Boeing 737-823.......................     N917AN        08/27/1999       28,198,223        46,481,000
Boeing 737-823.......................     N918AN        09/10/1999       28,216,422        46,511,000
Boeing 737-823.......................     N919AN        09/15/1999       28,216,422        46,511,000
Boeing 767-323ER.....................     N394AN        06/13/1998       51,787,440        86,310,000
Boeing 767-323ER.....................     N398AN        04/30/1999       54,151,046        90,043,333
Boeing 767-323ER.....................     N399AN        05/28/1999       54,211,185        90,143,333
Boeing 777-223.......................     N778AN        06/21/1999       79,677,993       132,490,000
Boeing 777-223.......................     N779AN        06/27/1999       79,684,006       132,500,000


---------------

(1) The appraised base value of each Aircraft set forth above is the lesser of the average and median appraised base values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

                         LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of the issuance date of the Certificates and each October 15 Regular Distribution Date. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

     The following table was compiled on an aggregate basis. However, the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of default remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" and Appendix IV for LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                        AGGREGATE                    OUTSTANDING POOL BALANCE(2)                            LTV(3)
                         ASSUMED      ---------------------------------------------------------   ---------------------------
                         AIRCRAFT      CLASS A-1      CLASS A-2       CLASS B        CLASS C       CLASS A-1      CLASS A-2
DATE                     VALUE(1)     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   ------------   ------------   ------------   ------------   ------------   ------------   ------------
October 6, 1999......  $995,442,667   $150,889,000   $316,969,000   $84,525,000    $47,617,000        47.0%          47.0%
October 15, 2000.....   965,499,305    117,505,634    316,969,000    84,525,000     47,617,000        45.0           45.0
October 15, 2001.....   935,555,944    104,031,121    316,969,000    84,525,000     47,617,000        45.0           45.0
October 15, 2002.....   905,612,582     90,556,609    316,969,000    84,525,000     47,617,000        45.0           45.0
October 15, 2003.....   875,669,221     77,082,096    316,969,000    84,525,000     47,617,000        45.0           45.0
October 15, 2004.....   845,725,859     63,607,583    316,969,000    84,525,000              0        45.0           45.0
October 15, 2005.....   815,782,498     50,133,071    316,969,000    84,525,000              0        45.0           45.0
October 15, 2006.....   785,839,137     36,658,558    316,969,000    84,525,000              0        45.0           45.0
October 15, 2007.....   755,895,775     23,184,045    316,969,000    84,525,000              0        45.0           45.0
October 15, 2008.....   725,952,414      9,709,533    316,969,000    84,525,000              0        45.0           45.0
October 15, 2009.....             0              0              0             0              0          NA             NA

                                 LTV(3)
                       ---------------------------
                         CLASS B        CLASS C
DATE                   CERTIFICATES   CERTIFICATES
----                   ------------   ------------
October 6, 1999......      55.5%          60.3%
October 15, 2000.....      53.8           58.7
October 15, 2001.....      54.0           59.1
October 15, 2002.....      54.3           59.6
October 15, 2003.....      54.7           60.1
October 15, 2004.....      55.0             NA
October 15, 2005.....      55.4             NA
October 15, 2006.....      55.8             NA
October 15, 2007.....      56.2             NA
October 15, 2008.....      56.6             NA
October 15, 2009.....        NA             NA


---------------

(1) In calculating the aggregate Assumed Aircraft Value, we have assumed that the initial appraised base value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft", declines by 3% of the initial appraised base value per year. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors -- Appraisals and Realizable Value of Aircraft".

(2) The "pool balance" for each Class of Certificates indicates, as of any date, the portion of the original face amount of such Class of Certificates that has not been distributed to Certificateholders.

(3) The LTVs for each Class of Certificates were obtained for each October 15 Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class together with the expected outstanding pool balance of all other Classes ranking equal or senior in right to distributions to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above.

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                    [CHART]
---------------

(1) American will issue Series A-1, Series A-2, Series B and Series C Equipment Notes in respect of each Aircraft. Each Aircraft will be subject to a separate Indenture.

(2) Separate Liquidity Facilities are available with respect to each Class of Certificates for up to three semiannual interest distributions on the Certificates of such Class.

                                  THE OFFERING

Trusts.....................  The Class A-1 Trust, the Class A-2 Trust, the Class
                             B Trust and the Class C Trust each will be formed pursuant to a separate trust supplement to a basic pass through trust agreement between American and State Street Bank and Trust Company of Connecticut, National Association, as trustee under each trust.

Certificates Offered.......  - Class A-1 Certificates

                             - Class A-2 Certificates

                             - Class B Certificates

                             - Class C Certificates

                             Each Class of Certificates will represent fractional undivided interests in the related Trust.

Use of Proceeds............  The proceeds from the sale of the Certificates of each Trust will be used to acquire the Equipment Notes to be held by such Trust. The Equipment Notes will be full recourse obligations of American. American will issue the Equipment Notes under 15 separate Indentures. The proceeds from issuance of the Equipment Notes under each Indenture will be used to finance American's acquisition of various aircraft delivered or to be delivered in 1999.

Subordination Agent,
Trustee and Loan Trustee...  State Street Bank and Trust Company of Connecticut,
                             National Association.

Liquidity Provider.........  Initially, Bayerische Landesbank Girozentrale.

Trust Property.............  The property of each Trust will include:

                             - Equipment Notes acquired by such Trust.

                             - All rights of such Trust under the Intercreditor
                               Agreement described below (including all monies receivable pursuant to such rights).

                             - All monies receivable under the Liquidity
                               Facility for such Trust.

                             - Funds from time to time deposited with the
                               Trustee in accounts relating to such Trust.

Regular Distribution
Dates......................  April 15 and October 15, commencing on April 15,
                             2000.

Record Dates...............  The fifteenth day preceding the related
                             Distribution Date.

Distributions..............  The Trustee will distribute all payments of principal, Make-Whole Amount (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                             Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates. Payments of principal, Make-Whole Amount (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a Special Distribution Date after not less than 15 days' notice to Certificateholders.

Intercreditor Agreement....  The Trusts, the Liquidity Provider and the
                             Subordination Agent will enter into the
                             Intercreditor Agreement. The Intercreditor
                             Agreement states how payments made on the Equipment Notes and the Liquidity Facilities will be distributed among the Trusts and the Liquidity Provider. The Intercreditor Agreement also sets forth agreements among the Trusts and the Liquidity Provider relating to who will control the exercise of remedies under the Equipment Notes and the Indentures.

Subordination..............  Under the Intercreditor Agreement, after the
                             Liquidity Provider is reimbursed (if necessary) and certain other fees and expenses are paid, distributions on the Certificates generally will be made in the following order:

                             - First, to the holders of the Class A-1 and Class
                               A-2 Certificates.

                             - Second, to the holders of the Class B
                               Certificates.

                             - Third, to the holders of the Class C
                               Certificates.

                             However, if American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations, the subordination provisions applicable to the Certificates permit distributions to be made on junior Certificates prior to making distributions in full on the more senior Certificates.

Control of Loan Trustee....  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing under such Indenture, subject to certain conditions, the Controlling Party will direct the Loan Trustee in taking action under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                             The Controlling Party will be:

                             - The Class A-1 Trustee or Class A-2 Trustee,
                               whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs.

                             - Upon payment of Final Distributions to the
                               holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee.

                             - Upon payment of Final Distributions to the
                               holders of Class A-1 and Class A-2 Certificates, the Class B Trustee.

                             - Upon payment of Final Distributions to the
                               holders of Class B Certificates, the Class C
                               Trustee.

                             - Under certain circumstances, and notwithstanding
                               the foregoing, the Liquidity Provider with the greatest amount owed to it.

                             In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or
                             (b) the bankruptcy of American, the Controlling Party may not, without the consent of each Trustee, sell such Equipment

                             Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums.

Right to Buy Other Classes
of Certificates............  If American is in bankruptcy or certain other specified events have occurred, Certificateholders will have the right to buy certain other Classes of Certificates on the following basis:

                             - If either the Class A-1 or Class A-2
                               Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented.

                             - The Class B Certificateholders will have the
                               right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates.

                             - The Class C Certificateholders will have the
                               right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates.

                             The purchase price in each case described above will be the outstanding balance of the applicable Class of Certificates plus accrued and undistributed interest.

Liquidity Facilities.......  Under the Liquidity Facility for each Trust, the
                             Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest distributions on the applicable Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates.

                             Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                             Upon each drawing under any Liquidity Facility to pay interest distributions on any of the Certificates, the Subordination Agent will be obligated to reimburse the applicable Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under each Liquidity Facility will rank senior to all of the Certificates in right of payment.

Equipment Notes

(a) Issuer.................  Under each Indenture, American will issue Series
                             A-1, Series A-2, Series B and Series C Equipment Notes, which will be acquired, respectively, by the Class A-1, Class A-2, Class B and Class C Trusts.

(b) Interest...............  The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this Prospectus Supplement. Interest on the Equipment Notes will be payable on April 15 and October 15 of each year, commencing on April 15, 2000. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal..............  Amortizing Notes. Principal payments on the Series
                             A-1 Equipment Notes are scheduled to be received in specified amounts on April 15 and October 15 in certain years, commencing on April 15, 2000 and ending on April 15, 2009.

                             Bullet Maturity Notes. The entire principal amounts of the Series A-2 and Series B Equipment Notes are scheduled to be paid on October 15, 2009. The entire principal amount of the Series C Equipment Notes is scheduled to be paid on October 15, 2004.

(d) Redemption.............  Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless such Aircraft is replaced by American under the related Indenture. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any Make-Whole Amount. See "Description of the Equipment
                             Notes -- Redemption".

                             Optional Redemption. American may elect to redeem at any time all of the Equipment Notes issued with respect to an Aircraft prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, plus a Make-Whole Amount. See "Description of the Equipment
                             Notes -- Redemption".

(e) Security...............  The Equipment Notes issued with respect to each
                             Aircraft will be secured by a security interest in such Aircraft.

                             The Equipment Notes will not be
                             cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Any excess proceeds from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft.

                             By virtue of the Intercreditor Agreement, the Equipment Notes will be effectively cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make distributions in respect of a more senior Class of Certificates.

                             There will not be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f) Section 1110
Protection.................  American's General Counsel will provide an opinion to the Trustees that the benefits of Section 1110 of the Bankruptcy Code will be available with respect to each of the Aircraft.

Certain Federal Income Tax
  Consequences.............  The Trusts themselves will not be subject to federal income tax. Each Certificate Owner should report on its federal income tax return its pro rata share of the income from the Equipment Notes and other property held by the relevant Trust, in accordance with such

                             Certificate Owner's method of accounting. See "Certain Federal Income Tax Consequences".

Certain ERISA
Considerations.............  Each person who acquires a Certificate will be deemed to have represented that either:

                             - no assets of an employee benefit plan or an
                               individual retirement account or of any trust established under such a plan or account have been used to purchase such Certificate; or

                             - the purchase and holding of such Certificate by
                               such person are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions.

                             See "Certain ERISA Considerations".

Ratings of the
Certificates...............  It is a condition to the issuance of the
                             Certificates that the Certificates be rated by Moody's and Standard & Poor's at not less than the ratings set forth below:

                                                                                             STANDARD
                                      CERTIFICATES                                 MOODY'S   & POOR'S
                                      ------------                                 -------   --------
                                      Class A-1..................................   Aa1       AAA
                                      Class A-2..................................   Aa1       AAA
                                      Class B....................................   Aa3       AA-
                                      Class C....................................   A1         A

                             A rating is not a recommendation to purchase, hold or sell Certificates; and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors -- Ratings of the Certificates".

Threshold Rating Requirements for the                                                         STANDARD
Liquidity Provider...................  CERTIFICATES                                 MOODY'S   & POOR'S
                                       -------------------------------------------    ---       ----
                                       Class A-1..................................   P-1       A-1+
                                       Class A-2..................................   P-1       A-1+
                                       Class B....................................   P-1       A-1+
                                       Class C....................................   P-1       A-1

Liquidity Provider
Rating.....................  The initial Liquidity Provider meets the Threshold
                             Rating requirement for each Class of Certificates.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following table presents summary consolidated financial data and certain operating data of American. The annual historical financial data were derived from American's audited consolidated financial statements and the notes thereto, incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. The consolidated financial data for the interim periods ended June 30, 1999 and 1998 were derived from unaudited consolidated financial statements of American, incorporated by reference in the Prospectus accompanying this Prospectus Supplement and should be read in conjunction therewith. The data for such interim periods may not be indicative of results for the year as a whole. See "Where You Can Find More Information" in the Prospectus accompanying this Prospectus Supplement.


                                                                 SIX MONTHS
                                                                    ENDED
                                                                  JUNE 30,           YEAR ENDED DECEMBER 31,
                                                              -----------------   ------------------------------
                                                               1999      1998       1998       1997       1996
                                                              -------   -------   --------   --------   --------
STATEMENT OF OPERATIONS DATA (IN MILLIONS):
  Revenues
    Passenger...............................................  $ 7,071   $ 7,367   $ 14,695   $ 14,310   $ 13,645
    Cargo...................................................      305       328        649        678        672
    Other...................................................      507       458        955        868        819
  Operating expenses........................................    7,492     7,207     14,531     14,409     13,805
  Operating income..........................................      391       946      1,768      1,447      1,331
  Other income (expense), net...............................       33       (40)       (24)      (160)      (375)
  Earnings before income taxes..............................      424       906      1,744      1,287        956
  Net earnings..............................................  $   251   $   552   $  1,063   $    780   $    705
OTHER DATA:
  Ratio of earnings to fixed charges........................     1.74      2.88       2.82       2.27       1.88
OPERATING STATISTICS:
  Scheduled Service:
    Available seat miles (millions)(1)......................   78,109    76,670    155,297    153,917    152,886
    Revenue passenger miles (millions)(2)...................   54,198    53,311    108,955    107,026    104,710
    Passenger load factor (%)(3)............................     69.4      69.5       70.2       69.5       68.5
    Passenger revenue yield per passenger mile (cents)(4)...    13.05     13.82      13.49      13.37      13.03
    Passenger revenue per available seat mile (cents).......     9.05      9.61       9.46       9.30       8.92
  Operating expenses per available seat mile (cents)........     9.46      9.30       9.25       9.27       8.91
  Cargo ton miles (millions)(5).............................      942     1,005      1,974      2,032      2,028
  Cargo revenue yield per ton mile (cents)..................    32.36     32.65      32.85      33.78      33.14



                                                                 AT           AT
                                                              JUNE 30,   DECEMBER 31,
                                                                1999         1998
                                                              --------   ------------
BALANCE SHEET DATA (IN MILLIONS):
  Cash and short-term investments...........................  $ 1,171      $ 1,483
  Total assets..............................................   20,307       19,224
  Current liabilities.......................................    5,443        5,325
  Long-term debt, less current maturities...................    1,489          920
  Obligations under capital leases, less current
    obligations.............................................    1,474        1,542
  Stockholder's equity......................................    6,673        6,428


---------------

(1) "Available seat miles" represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(2) "Revenue passenger miles" represents the number of miles flown by revenue passengers in scheduled service.

(3) "Passenger load factor" is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.


(4) "Passenger revenue yield per passenger mile" represents the average revenue received from each mile a passenger is flown in scheduled service.


(5) "Cargo ton miles" represents the tonnage of freight and mail carried multiplied by the number of miles flown.

                                  RISK FACTORS

     You should carefully consider the following risk factors as well as other information contained in this Prospectus Supplement and the accompanying Prospectus.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. The appraisal letters are annexed to this Prospectus Supplement as Appendix II. Such appraisals, which are based on the base value of the Aircraft, rely on varying assumptions and methodologies (which may differ among the appraisers), and may not reflect current market conditions that could affect the current market value of the Aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without a physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals".

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on various factors, including:

     - market and economic conditions;

     - the supply of similar aircraft;

     - the availability of buyers;

     - the condition of the Aircraft; and

     - whether the Aircraft are sold separately or as a block.

     Accordingly, we cannot assure you that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the full amount of distributions expected on the Certificates.

REPOSSESSION

     There will be no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we will be permitted to register the Aircraft in certain foreign jurisdictions and to lease the Aircraft. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if an Aircraft is located outside the United States, is registered in a foreign jurisdiction or is leased to a foreign or domestic operator. Additional difficulties may exist when a lessee is the subject of a bankruptcy, insolvency or similar event.

     In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the related Loan Trustee's security interest in an Aircraft. As a result, the benefits of the related Loan Trustee's security interest in an Aircraft may be less than they would be if such Aircraft were located or registered in the United States.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Under the Intercreditor Agreement, the Liquidity Provider will receive payment of all amounts owed to it (including reimbursement of drawings made to pay interest on more junior Classes of Certificates) before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates receive distributions. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination". Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes may be less than the amount of interest expected to be distributed on the remaining Certificates of more junior Classes. This is because the interest that Certificates of junior Classes are expected to receive may accrue at a higher rate than interest on the remaining Equipment Notes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount expected after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     However, if American is in bankruptcy or other specified defaults have occurred but American is continuing to meet certain of its payment obligations and the applicable loan to Aircraft value tests are met, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on more senior Certificates. This could include distributions in respect of the principal paid at maturity of the Series C Equipment Notes held in the Class C Trust.

CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under the related Indenture will be directed by the Controlling Party in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the
Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default".

     The Controlling Party will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it.

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate the Equipment Notes issued under the related Indenture and sell such Equipment Notes or the related Aircraft, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The market for Equipment Notes during any Indenture Event of Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us or any Trustee.

     In addition, the Equipment Notes will not be cross-collateralized. This means that the Equipment Notes secured by an Aircraft will not be secured by any other Aircraft. Accordingly, any proceeds realized from the sale of an Aircraft or other exercise of default remedies with respect to such Aircraft in excess of the principal amount of the Equipment Notes related to such Aircraft will not be available to cover shortfalls, if any, on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Remedies".

RATINGS OF THE CERTIFICATES

     It is a condition to the issuance of the Certificates that the Class A-1 and A-2 Certificates be rated not lower than Aa1 by Moody's Investors Service, Inc. ("Moody's") and AAA by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), the Class B Certificates be rated not lower than Aa3 by Moody's and AA- by Standard & Poor's and the Class C Certificates be rated not lower than A1 by Moody's and A by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates; and such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of American or the Liquidity Provider) so warrant.

     The rating of each Class of the Certificates is based primarily on the default risk of the Equipment Notes held for such Class, the availability of the Liquidity Facility for the benefit of holders of such Certificates, the collateral value provided by the Aircraft securing such Equipment Notes and the subordination provisions applicable to such Certificates. The foregoing ratings address the likelihood of timely payment of interest when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of certain defaults, voluntary redemptions or other circumstances (such as a loss event to an Aircraft) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Legal Distribution Date. See "Description of the Certificates".

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, by itself, constitute an Event of Default.

NO PROTECTION AGAINST HIGHLY LEVERAGED OR EXTRAORDINARY TRANSACTIONS

     The Certificates, the Equipment Notes and the underlying agreements will not contain any financial or other covenants or "event risk" provisions protecting the Certificateholders in the event of a highly leveraged or other extraordinary transaction affecting American or its affiliates. See "The Company".

LIMITED ABILITY TO RESELL THE CERTIFICATES

     Prior to this offering, there has been no public market for the Certificates. Neither American nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation ("AMR"), was founded in 1934. American is one of the largest scheduled passenger airlines in the world. At the end of 1998, American provided scheduled jet service to more than 180 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system. The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234).

     AMR has indicated that it is considering a potential spin-off transaction in which AMR would distribute to its shareholders all of its ownership interest in Sabre Holdings Corporation ("Sabre"). Sabre is a majority-owned subsidiary of AMR. Through its wholly-owned subsidiary, Sabre, Inc., Sabre provides electronic travel distribution services through its Sabre(R) computer reservations system, and provides information technology services to the travel and transportation industry. Sabre also operates and maintains substantially all of the computer systems and applications utilized by American. In the event of a spin-off of Sabre, the earnings and assets of Sabre would no longer be available to AMR. The impact, if any, that an AMR spin-off of Sabre would have on American's credit ratings, including those applicable to the Certificates, is uncertain, notwithstanding the fact that AMR has no obligations with respect to the Equipment Notes and the Certificates.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates of each Trust will be used to purchase the Equipment Notes to be held by such Trust. American will issue the Equipment Notes to finance its acquisition of various aircraft delivered or to be delivered to American in 1999.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary of particular terms of the Certificates supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions of the Certificates set forth in the Prospectus accompanying this Prospectus Supplement (the "Prospectus"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, the Certificates, the Trust Supplements, the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Securities and Exchange Commission (the "Commission").

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL


     Each Pass Through Certificate (collectively, the "Certificates") will represent a fractional undivided interest in one of the four American Airlines 1999-1 Pass Through Trusts: the "Class A-1 Trust", the "Class A-2 Trust", the "Class B Trust" and the "Class C Trust", and, collectively, the "Trusts". The Trusts will be formed pursuant to a pass through trust agreement between American and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated as of October 1, 1999 (the "Basic Agreement"), and four separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The trustee under the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust is referred to herein respectively as the "Class A-1 Trustee", the "Class A-2 Trustee", the "Class B Trustee" and the "Class C Trustee", and collectively as the "Trustees". The Certificates to be issued by the Class A-1 Trust, the Class A-2 Trust, the Class B Trust and the Class C Trust are referred to herein respectively as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B Certificates" and the "Class C Certificates". The Class A-1 Trust will purchase all the Series A-1 Equipment Notes, the Class A-2 Trust will purchase all the Series A-2 Equipment Notes, the Class B Trust will purchase all the Series B Equipment Notes, and the Class C Trust will purchase all the Series C Equipment Notes. The holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates are referred to herein respectively as the "Class A-1 Certificateholders", the "Class A-2 Certificateholders", the "Class B Certificateholders" and the "Class C Certificateholders", and collectively as the "Certificateholders". The initial principal balance of the Equipment Notes held by each Trust will equal the initial aggregate face amount of the Certificates issued by such Trust.

     Each Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the applicable Trust Supplement pursuant to which such Certificate is issued. (Section 2.01) The property of each Trust (the "Trust Property") will consist of:

     - subject to the Intercreditor Agreement, the Equipment Notes acquired by such Trust, all monies at any time paid thereon and all monies due and to become due thereunder;

     - the rights of such Trust under the Intercreditor Agreement (including all rights to receive monies and other property payable thereunder);

     - all monies receivable under the Liquidity Facility for such Trust; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates represent interests in the respective Trusts only, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not represent indebtedness of the Trusts, and references in this Prospectus Supplement to interest accruing on the Certificates are included for purposes of computation only. The Certificates do not represent an interest in or obligation of American, the Trustees, the Subordination Agent, any of the Loan Trustees or any affiliate of any thereof. Each Certificateholder by its acceptance of a Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Trust for payments and distributions on such Certificate.

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "-- Book-Entry Registration; Delivery and Form". Certificates will be issued only in minimum denominations of $1,000 or integral multiples thereof, except that one Certificate of each Trust may be issued in a different denomination. (Section 3.01)

DISTRIBUTION OF PAYMENTS ON EQUIPMENT NOTES

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement because the Intercreditor Agreement may alter the following provisions in a default situation. See "-- Subordination" and "Description of the Intercreditor Agreement".

     Payments of principal, Make-Whole Amount (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Trustee to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this Prospectus Supplement, payable on April 15 and October 15 of each year, commencing on April 15, 2000. Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such

Trust, subject to the Intercreditor Agreement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest applicable to the Certificates to be issued by each of the Trusts will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to distribute interest on the Pool Balance thereof at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future distributions of principal on such Certificates). The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class, any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities".

     Payments of principal of the Series A-1 Equipment Notes are scheduled to be received by the Trustee in installments on April 15 and October 15 in certain years, commencing on April 15, 2000 and ending on April 15, 2009. The entire principal amount of the Series A-2 Equipment Notes is scheduled for payment on October 15, 2009; the entire principal amount of the Series B Equipment Notes is scheduled for payment on October 15, 2009; and the entire principal amount of the Series C Equipment Notes is scheduled for payment on October 15, 2004.

     Scheduled payments of interest or principal on the Equipment Notes are referred to herein as "Scheduled Payments," and April 15 and October 15 of each year are referred to herein as "Regular Distribution Dates" (each Regular Distribution Date and Special Distribution Date, a "Distribution Date"). See "Description of the Equipment Notes -- Principal and Interest Payments". The "Final Legal Distribution Date" for the Class A-1 Certificates is October 15, 2010, for the Class A-2 Certificates is April 15, 2011, for the Class B Certificates is April 15, 2011 and for the Class C Certificates is April 15, 2006.

     Subject to the Intercreditor Agreement, on each Regular Distribution Date the Trustee of each Trust will distribute to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive, subject to the Intercreditor Agreement, its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment (generally, 15 days prior to each Regular Distribution Date) subject to certain exceptions. (Section 4.02(a)) If a Scheduled Payment is not received by the applicable Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption of any Equipment Note, the date of such early redemption (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each a "Special Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement.

     Each Trustee will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption of the Equipment Notes held in the related Trust, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c)) Each distribution of a Special Payment, other than a Final Distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption".

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which will be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain Permitted Investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     The Final Distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such Final Distribution. See "-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry Registration; Delivery and Form" below.

     If any Distribution Date is a Saturday, a Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Dallas, Texas, or the city and state in which the Trustee or any Loan Trustee is located (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest.

SUBORDINATION

     The Certificates are subject to subordination terms set forth in the Intercreditor Agreement which vary depending upon whether a Triggering Event has occurred. See "Description of the Intercreditor Agreement -- Priority of Distributions".

POOL FACTORS

     The "Pool Balance" of the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all distributions made in respect of the Certificates of such Trust other than distributions made in respect of interest or Make-Whole Amount or reimbursement of any costs and expenses incurred in connection therewith. The Pool Balance of the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01)

     The "Pool Factor" for each Trust as of any date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance as of such date by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. (Section 1.01) The Pool

Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Section 4.03)

     The following table sets forth the aggregate principal amortization schedule for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below because the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or if a default in payment of the principal of such Equipment Notes occurred.

                            CLASS A-1 TRUST               CLASS A-2 TRUST               CLASS B TRUST
                       --------------------------   ---------------------------   --------------------------
                         SCHEDULED      EXPECTED       SCHEDULED      EXPECTED      SCHEDULED      EXPECTED
                         PRINCIPAL        POOL         PRINCIPAL        POOL        PRINCIPAL        POOL
DATE                      PAYMENTS       FACTOR        PAYMENTS        FACTOR        PAYMENTS       FACTOR
----                   --------------   ---------   ---------------   ---------   --------------   ---------
April 15, 2000.......  $ 9,709,596.65   0.9356507   $          0.00   1.0000000   $         0.00   1.0000000
October 15, 2000.....   23,673,769.33   0.7787555              0.00   1.0000000             0.00   1.0000000
April 15, 2001.......    9,709,596.65   0.7144062              0.00   1.0000000             0.00   1.0000000
October 15, 2001.....    3,764,916.00   0.6894546              0.00   1.0000000             0.00   1.0000000
April 15, 2002.......    9,709,596.65   0.6251054              0.00   1.0000000             0.00   1.0000000
October 15, 2002.....    3,764,916.00   0.6001538              0.00   1.0000000             0.00   1.0000000
April 15, 2003.......    9,709,596.65   0.5358045              0.00   1.0000000             0.00   1.0000000
October 15, 2003.....    3,764,916.00   0.5108530              0.00   1.0000000             0.00   1.0000000
April 15, 2004.......    9,709,596.65   0.4465037              0.00   1.0000000             0.00   1.0000000
October 15, 2004.....    3,764,916.00   0.4215522              0.00   1.0000000             0.00   1.0000000
April 15, 2005.......    9,709,596.65   0.3572029              0.00   1.0000000             0.00   1.0000000
October 15, 2005.....    3,764,916.00   0.3322513              0.00   1.0000000             0.00   1.0000000
April 15, 2006.......    9,709,596.65   0.2679021              0.00   1.0000000             0.00   1.0000000
October 15, 2006.....    3,764,916.00   0.2429505              0.00   1.0000000             0.00   1.0000000
April 15, 2007.......    9,709,596.65   0.1786012              0.00   1.0000000             0.00   1.0000000
October 15, 2007.....    3,764,916.00   0.1536497              0.00   1.0000000             0.00   1.0000000
April 15, 2008.......    9,709,596.65   0.0893004              0.00   1.0000000             0.00   1.0000000
October 15, 2008.....    3,764,916.00   0.0643488              0.00   1.0000000             0.00   1.0000000
April 15, 2009.......    9,709,532.82   0.0000000              0.00   1.0000000             0.00   1.0000000
October 15, 2009.....            0.00   0.0000000    316,969,000.00   0.0000000    84,525,000.00   0.0000000

                             CLASS C TRUST
                       --------------------------
                         SCHEDULED      EXPECTED
                         PRINCIPAL        POOL
DATE                      PAYMENTS       FACTOR
----                   --------------   ---------
April 15, 2000.......  $         0.00   1.0000000
October 15, 2000.....            0.00   1.0000000
April 15, 2001.......            0.00   1.0000000
October 15, 2001.....            0.00   1.0000000
April 15, 2002.......            0.00   1.0000000
October 15, 2002.....            0.00   1.0000000
April 15, 2003.......            0.00   1.0000000
October 15, 2003.....            0.00   1.0000000
April 15, 2004.......            0.00   1.0000000
October 15, 2004.....   47,617,000.00   0.0000000
April 15, 2005.......            0.00   0.0000000
October 15, 2005.....            0.00   0.0000000
April 15, 2006.......            0.00   0.0000000
October 15, 2006.....            0.00   0.0000000
April 15, 2007.......            0.00   0.0000000
October 15, 2007.....            0.00   0.0000000
April 15, 2008.......            0.00   0.0000000
October 15, 2008.....            0.00   0.0000000
April 15, 2009.......            0.00   0.0000000
October 15, 2009.....            0.00   0.0000000

     The Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" and "Description of the Equipment Notes -- Redemption". Notice of the Pool Factors and Pool Balances of each Trust as so recomputed after giving effect to any Special Payment to Certificateholders resulting from such an early redemption or default in respect of one more Equipment Notes will be mailed to Certificateholders of Certificates of the related Trust with such Special Payment, as described in "-- Reports to Certificateholders".

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate as to items (1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to Make-Whole Amount, if any;

          (2) the amount of such distribution allocable to interest; and

          (3) the Pool Balance and the Pool Factor for such Trust. (Section
     4.03)

     As long as the Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Section 4.03(a))

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder reasonably requests as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners. (Section 4.03(b))

     At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Certificates.

INDENTURE EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN INDENTURE EVENT OF
DEFAULT

     Because the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each such Trust. For a description of the Indenture Events of Default under each Indenture, see "Description of the Equipment Notes -- Indenture Events of Default, Notice and Waiver". There are no cross-default or cross-acceleration provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Event of Default has occurred, payments of principal and interest on those Equipment Notes issued pursuant to Indentures with respect to which an Indenture Event of Default has not occurred will continue to be made as originally scheduled and distributed to the holders of the Certificates, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions".

     If the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of some or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. State Street Bank and Trust Company of Connecticut, National Association, will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default under any Indenture, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies and may accelerate the Equipment Notes issued under such Indenture and sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person, subject to certain limitations. See "Description of the Intercreditor Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft". The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds so distributed to any Trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If a Loan Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, any Liquidity Provider or any Trustee. Neither such Trustee nor the Certificateholders of such Trust, furthermore, could take action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Events of Default existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Event of Default under any Indenture will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of a default (as defined below) known to it, give to the Certificateholders of such Trust notice, transmitted by mail, of such default, unless such default shall have been cured or waived; provided that, (i) in the case of defaults not relating to the payment of money, the Trustee shall not give such notice until the earlier of the time at which such default becomes an "event of default" and the expiration of 60 days from the occurrence of such default and (ii) except in the case of default in a payment of principal, Make-Whole Amount, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" with respect to a Trust, for the purpose of the provision described in this paragraph only, means an event that is, or after notice or lapse of time or both would become, an event of default or a Triggering Event with respect to such Trust. The term "event of default" with respect to a Trust means an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued.

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes (the "Note Holder"). (Section 6.04)

     Subject to the Intercreditor Agreement, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past "default" or "event of default" under the related Pass Through Trust Agreement and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Event of Default and its consequences; provided, however, the consent of each holder of a Certificate of a Trust is required to waive (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Amount, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such Note Holders waive any past default or Indenture Event of Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     After the occurrence and during the continuation of a Triggering Event, with ten days' prior written notice to the Trustee and each Certificateholder of the same Class:

     - if either the Class A-1 or Class A-2 Certificateholders are then represented by the Controlling Party, the Certificateholders of such Class that is not so represented will have the right to purchase all, but not less than all, of the Certificates of such Class that is so represented;

     - the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A-1 and Class A-2 Certificates;

     - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2 and Class B Certificates; and

     - if the Class D Certificates are issued, the Class D Certificateholders will have the right to purchase all, but not less than all, of the Class A-1, Class A-2, Class B and Class C Certificates.

     In each case the purchase price for a Class of Certificates will be equal to the Pool Balance of such Class plus accrued and undistributed interest thereon to the date of purchase, without Make-Whole Amount but including any other amounts then due and payable to the Certificateholders of such Class. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

     A "PTC Event of Default" with respect to any Class of Certificates means the failure to distribute within ten Business Days after the applicable Distribution Date either:

     - the outstanding Pool Balance of such Class of Certificates on the Final Legal Distribution Date for such Class; or

     - interest scheduled for distribution on such Class of Certificates on any Distribution Date (unless the Subordination Agent has made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, in an amount sufficient to pay such interest and has distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates.

     A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. For a discussion of the consequences of the occurrence of a Triggering Event, see "Description of the Intercreditor Agreement -- Priority of Distributions".

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

     - the surviving successor or transferee corporation is validly existing under the laws of the United States or any state thereof or the District of Columbia;

     - the surviving successor or transferee corporation shall, if and to the extent required under Section 1110 of the United States Bankruptcy Code (the "Bankruptcy Code") in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to an Aircraft, be a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Code;

     - the surviving successor or transferee corporation expressly assumes all of the obligations of American contained in the Basic Agreement and any Trust Supplement, the Indentures and the Participation Agreements; and

     - American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Indenture Event of Default shall have occurred and be continuing. (Section 5.02; Participation Agreements, Section 6.02)

MODIFICATION OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting American and the Trustee to enter into a supplement to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Participation Agreements or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust to, among other things:

     - evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under such Pass Through Trust Agreement, the Participation Agreements or any Liquidity Facility;

     - add to the covenants of American for the benefit of holders of such Certificates or surrender any right or power conferred upon American in such Pass Through Trust Agreement, the Intercreditor Agreement, the Participation Agreements or any Liquidity Facility;

     - cure any ambiguity or correct any mistake or inconsistency contained in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - make or modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as American may deem necessary or desirable and that will not materially adversely affect the interests of the holders of such Certificates;

     - comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed or of any regulatory body;

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility to the extent necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) or any such agreement or Liquidity Facility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act;

     - provide for a successor Trustee under such Pass Through Trust Agreement and add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility as necessary to facilitate the administration of the Trusts under such Pass Through Trust Agreement by more than one Trustee or, as provided in the Intercreditor Agreement, to provide for multiple Liquidity Facilities for such Trust;

     - provide certain information to the Trustee as required in such Pass Through Trust Agreement;

     - add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Certificates in bearer form or to facilitate or provide for the issuance of any Certificates in global form in addition to or in place of Certificates in certificated form;

     - provide for the delivery of Certificates or any supplement to such Pass Through Trust Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

     - correct or supplement the description of any property of any Trust; and

     - modify, eliminate or add to the provisions of such Pass Through Trust Agreement to reflect the substitution of a substitute aircraft for any Aircraft;

provided, however, that no such supplement shall cause any Trust to become an association taxable as a corporation for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting American and the Trustee, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, to enter into supplemental agreements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility or modifying the rights of the Certificateholders of such Trust, except that no such supplemental agreement may, without the consent of the holder of each Certificate affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Certificate of such Trust, or change the date or place of any payment or change the coin or currency in which such Certificate is payable, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, the Intercreditor Agreement or any Liquidity Facility;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver or modification provided for in such Pass Through Trust Agreement; or

     - cause such Trust to become an association taxable as a corporation for U.S. Federal income tax purposes.

     If a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Trustee will forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust registered on the register of such Trust as of the date of such notice. The Trustee will request from the Certificateholders a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action that a Note Holder or the Controlling Party has the option to take or direct;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a Note Holder or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

(Section 10.01; Intercreditor Agreement, Section 8.01(b))

     Provided such a request for Certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as the Controlling Party, the Trustee will vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee will vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

(Section 10.01)

     For purposes of the preceding paragraph, a Certificate is deemed "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, Equipment Note or any other related document, if an Indenture Event of Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

     American may elect to issue Series D Equipment Notes in connection with some or all of the Aircraft, which would be funded from sources other than this offering. American may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D American Airlines 1999-1 Pass Through Trust (the "Class D Trust"). American will not issue any Series D Equipment Notes at any time prior to the consummation of this offering. American's ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes would not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the trustee under the Class D Trust (the "Class D Trustee") will become a party to the Intercreditor Agreement, and the Class D Certificates would be subordinated in right of distribution to the Class A-1, Class A-2, Class B and Class C Certificates. See "Description of the Intercreditor Agreement". In addition, after the occurrence and during the continuance of a Triggering Event, the Class D Certificateholders would have certain rights to purchase the Class A-1, Class A-2, Class B and Class C Certificates. See "-- Purchase Rights of Certificateholders". If Series D Equipment Notes are issued to any person or entity other than the Class D Trust, such Series D Equipment Notes will nevertheless be subject to the provisions of the Intercreditor Agreement that allow the Controlling Party, during the continuance of an Indenture Event of Default, to direct the Loan Trustee in taking action under the applicable Indenture. (Intercreditor Agreement, Section 8.01(c))

TERMINATION OF THE TRUSTS

     The obligations of American and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The applicable Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The Final Distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     The Trustee for each Trust initially will be State Street Bank and Trust Company of Connecticut, National Association. The Trustee's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103, Attention: Corporate Trust Division.

     With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Certificates, the Equipment Notes, the Indentures, the Intercreditor Agreement, the Participation Agreements, any Liquidity Facility or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust will not be liable to the Certificateholders of such Trust for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee will be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there has been offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by such Trustee in exercising such rights or powers. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the applicable Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American with the same rights it would have if it were not the Trustee. (Section 7.05)

BOOK-ENTRY REGISTRATION; DELIVERY AND FORM

     Upon issuance, each Class of Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants"). See "Description of the Pass Through Certificates -- Book-Entry Registration" in the Prospectus for a discussion of the book-entry procedures applicable to the Certificates and the limited circumstances under which definitive certificates may be issued for the Certificates.

     So long as such book-entry procedures are applicable, no person acquiring an interest in such Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described in the Prospectus, all references in this Prospectus Supplement to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     Neither American nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual or customary procedures governing their obligations.

     DTC management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its DTC Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and
(ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the information set forth in the foregoing two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Liquidity Facilities and the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The liquidity provider for each Trust (the "Liquidity Provider") will enter into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent with respect to such Trust. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Pool Balance of the related Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this Prospectus Supplement for such Certificates (the "Stated Interest Rates"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider with respect to each Trust may be replaced by one or more other entities with respect to any of such Trusts under certain circumstances. Therefore, the Liquidity Provider for the Trusts may differ.

DRAWINGS

     The initial amount available under the Liquidity Facility for each Trust will be as follows:


                                                           AVAILABLE
TRUST                                                       AMOUNT
-----                                                     -----------
Class A-1..............................................   $15,773,747
Class A-2..............................................    33,952,451
Class B................................................     9,440,682
Class C................................................     5,195,669


     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on any Regular Distribution Date in order to make interest distributions then scheduled for the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing then outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or Make-Whole Amount on the Certificates of such Class or any interest with respect to the Certificates of such Class in excess of the Stated Interest Rate for such Class or for more than three semiannual installments of interest or to pay principal of or interest or Make-Whole Amount with respect to the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.06)


     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus accrued interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated by the amount reimbursed but not to exceed the then Required Amount of such Liquidity Facility; provided, however, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.06(g)) Following each reduction of the Pool Balance for the applicable Trust, the Required Amount of the Liquidity Facility for any Trust will be reduced automatically to an amount sufficient to pay interest on the relevant Pool Balance thereof on the next three successive semiannual Regular Distribution Dates (without regard to expected future distributions of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04)


     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving American under the Bankruptcy Code,
(i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or American refuses to assume or agree to perform its obligations under the Indenture related to such Equipment Note and (ii) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.01)

REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time the short-term unsecured debt rating of the Liquidity Provider for any Trust issued by either Rating Agency (or if such Liquidity Provider does not have a short-term unsecured debt rating issued by a given Rating Agency, the long-term unsecured debt rating of such Liquidity Provider issued by such Rating Agency) is lower than the Threshold Rating applicable to such Trust, then the Liquidity Facility for such Class may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 30 days after the Liquidity Provider receives notice of the downgrading (or within 45 days after its receipt of such notice solely in the event of a downgrading of such Liquidity Provider's short-term unsecured debt rating by Standard & Poor's from A-1+ to A-1), the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.06(c))

     A "Replacement Facility" for any Liquidity Facility will mean an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates with respect to which such Liquidity Facility was issued (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay interest on the Pool Balance of the Certificates of such Trust (at the Stated Interest Rate for such Certificates, and without regard to expected future principal distributions) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility, or, if such date is a Regular Distribution Date, on such day and the two Regular Distribution Dates following such day, and issued by a person (or persons) having debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.01) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

     "Threshold Rating" means (i) with respect to the Class A-1 Liquidity Provider, the Class A-2 Liquidity Provider and the Class B Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a short-term unsecured debt rating of P-1 in the case of Moody's and A-1 in the case of Standard & Poor's and (ii) in the case of any person who does not have a short-term unsecured debt rating from either or both such Rating Agencies, then in lieu of such short-term unsecured debt rating from such Rating Agency or Rating Agencies, with respect to the Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and the Class B Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and AA- in the case of Standard & Poor's, and with respect to the Class C Liquidity Provider, a long-term unsecured debt rating of A1 in the case of Moody's and A in the case of Standard & Poor's.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

     - 364 days after the initial issuance date of the Certificates (counting from, and including, such issuance date);

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that Final Distributions on all of the Certificates of such Trust have been paid in full or provision has been made for such payment;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); and

     - the date on which no amount is or may (including by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent.

     The Intercreditor Agreement will provide for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall request a drawing in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The Subordination Agent will hold the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.06(d))

     Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time after 5 years (or earlier upon the occurrence of certain events) to replace the Liquidity Facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider determines not to extend any Liquidity Facility, then such Liquidity Provider may, at its option, arrange for a Replacement Facility, which must be acceptable to American, to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. If a Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.06(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.06(i))

     Drawings under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or Final Drawing (each, a "Drawing") will be immediately due and payable, together with interest on the amount of such drawing. From the date of such drawing to (but excluding) the third business day following the Liquidity Provider's receipt of the notice of such Interest Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of a Final Drawing, however, the Subordination Agent may convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one quarter of one percent (0.25%).

     "LIBOR" means, with respect to any interest period, the rate per annum at which U.S. dollars are offered in the London interbank market as shown on Page 3750 of the Telerate Systems Incorporated screen service (or any successor thereto), or if such service is not available, Page LIBO of the Reuters Money Service Monitor System (or any successor thereto) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, for a period comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

  Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in a Cash Collateral Account will be treated as follows:

     - such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest distributions on such Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in certain specified eligible investments.

     Any Downgrade Drawing or Non-Extension Drawing under any of the Liquidity Facilities, other than any portion thereof applied to the payment of interest distributions on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility (and will continue to be subject to payment of a commitment fee on the amount of such Downgrade Drawing or Non-Extension Drawing) and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings", the Base Rate) plus 1.75% per annum.

LIQUIDITY EVENTS OF DEFAULT

     Events of default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - the acceleration of all the Equipment Notes; or

     - certain bankruptcy or similar events involving American. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will request promptly, and the Liquidity Provider will honor, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing under such Liquidity Facility; and

     - all amounts owing to the Liquidity Provider will become immediately due and payable.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions". (Liquidity Facilities, Section 6.01)

     Upon the circumstances described under "Description of the Intercreditor Agreement -- Intercreditor Rights", a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.06(c))

LIQUIDITY PROVIDER

     The initial Liquidity Provider for each Trust will be Bayerische Landesbank Girozentrale, a public law banking institution organized under the laws of the Free State of Bavaria, Germany. Bayerische Landesbank Girozentrale has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Provider and State Street Bank and Trust Company of Connecticut, National Association, as subordination agent (the "Subordination Agent"). The summary supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Intercreditor Agreement and the description of credit enhancements set forth in the Prospectus. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by American with the Commission.

INTERCREDITOR RIGHTS

  General

     The Equipment Notes relating to each Trust will be issued to and registered in the name of the Subordination Agent as agent and trustee for the Trustee of such Trust.

  Controlling Party

     With respect to any Indenture at any given time, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees of the Trusts in the Trust Property of which are Equipment Notes constituting, in the aggregate, the required principal amount of Equipment Notes. (Intercreditor Agreement, Section 2.06)

     At any time after an Indenture Event of Default has occurred and is continuing under an Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.06) See "Description of the
Certificates -- Indenture Events of Default and Certain Rights upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - the Class A-1 Trustee or Class A-2 Trustee, whichever represents the Class with the larger Pool Balance of Certificates outstanding at the time that the Indenture Event of Default occurs;

     - upon payment of Final Distributions to the holders of such larger Class of Certificates, the other of the Class A-1 Trustee or Class A-2 Trustee;

     - upon payment of Final Distributions to the holders of Class A-1 and Class A-2 Certificates, the Class B Trustee;

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee; and

     - under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the greatest amount owed to it, as discussed in the next paragraph.

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the greatest amount of Liquidity Obligations will have the right to become the Controlling Party with respect to any Indenture. (Intercreditor Agreement, Section 2.06)

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record Note Holder, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Sections 2.06 and 8.01(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "-- Sale of Equipment Notes or Aircraft" and "Description of the Equipment Notes -- Remedies".

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to the distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.01)

  Sale of Equipment Notes or Aircraft

     Following the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may direct the Subordination Agent to accelerate the Equipment Notes issued under such Indenture and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of such Equipment Notes or the related Aircraft to any person. So long as any Certificates are outstanding, during the nine months after the earlier of (x) the acceleration of the Equipment Notes issued under any Indenture and (y) the bankruptcy or insolvency of American, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

     The subordination terms applicable to the Certificates vary depending upon whether a Triggering Event has occurred. "Triggering Event" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (ii) the acceleration of all of the outstanding Equipment Notes or
(iii) certain bankruptcy or insolvency events involving American.

  Before a Triggering Event

     So long as no Triggering Event has occurred (whether or not continuing), all payments made in respect of the Equipment Notes and certain other payments received on any Distribution Date will be distributed promptly by the Subordination Agent on such Distribution Date in the following order of priority:

     - to the Liquidity Provider to the extent required to pay accrued and unpaid Liquidity Expenses;

     - to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

     - to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for certain Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Expected Distributions;

     - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Expected Distributions on the Class D Certificates; and

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Expenses" means the Liquidity Obligations other than (i) the principal amount of any drawing under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under each Liquidity Facility or certain other agreements.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates. (Intercreditor Agreement, Section 1.01)

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions.

     For purposes of determining the priority of distributions on account of the redemption of Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions set forth above shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed or prepaid (immediately prior to such redemption or prepayment)".

  After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments received by the Subordination Agent will be distributed promptly by the Subordination Agent in the following order of priority:

     - to the Subordination Agent and any Trustee, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or such Trustee in protection of, or realization of the value of, the Equipment Notes or any Collateral under (and as defined in) any Indenture, or to any Certificateholder or the Liquidity Provider for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

     - to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

     - (i) to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (ii) if applicable with respect to any particular Liquidity Facility (unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or
       (y) a Final Drawing has occurred under such Liquidity Facility), to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     - to the Subordination Agent and any Trustee to the extent required to pay certain fees, taxes, charges and other amounts payable or to any Certificateholder for payments made to the Subordination Agent or any Trustee in respect of such amounts;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Adjusted Expected Distributions on the Class A-1 Certificates and the Class A-2 Certificates, except that if available funds are insufficient to pay Adjusted Expected Distributions to each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of the aggregate amount of such Adjusted Expected Distributions;

     - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates;

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Adjusted Expected Distributions on the Class D Certificates;

     - to the Class A-1 Trustee and the Class A-2 Trustee to the extent required to pay Final Distributions on the Class A-1 Certificates and the Class A-2 Certificates in full, except that if available funds are insufficient so to pay each such Class in full, available funds will be distributed to each of the Class A-1 Trustee and the Class A-2 Trustee in the same proportion as such Trustee's proportionate share of such amount;

     - to the Class B Trustee to the extent required to pay Final Distributions on the Class B Certificates in full;

     - to the Class C Trustee to the extent required to pay Final Distributions on the Class C Certificates in full; and

     - if the Class D Certificates have been issued, to the Class D Trustee to the extent required to pay Final Distributions on the Class D Certificates in full.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest in respect of such Certificates and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates; and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over
     (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to the product of
(i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes multiplied by (ii) (a) in the case of Class A-1 Certificates or Class A-2 Certificates, a fraction the numerator of which equals the Pool Balance for the Class A-1 Certificates or Class A-2 Certificates, as the case may be, and the denominator of which equals the aggregate Pool Balances for the Class A-1 Certificates and the Class A-2 Certificates, in each case prior to giving effect to any distribution of principal on such Distribution Date with respect to either such Class of Certificates, and (b) in the case of the Class B and Class C Certificates, 1.0.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related

Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or with respect to any such Aircraft that has been released from the related Indenture pursuant to the defeasance provisions thereof, the amount of money and U.S. Government Obligations deposited with the Loan Trustee pursuant thereto as of such Distribution Date) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A-1 Certificates and the Class A-2 Certificates 45.0%, for the Class B Certificates 57.0% and for the Class C Certificates 62.0%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of all of the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest distributable on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be appropriately amended. (Intercreditor Agreement, Section 8.01(c)).

THE SUBORDINATION AGENT

     State Street Bank and Trust Company of Connecticut, National Association, initially will be the Subordination Agent under the Intercreditor Agreement. American and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Goodwin Square, Hartford, Connecticut 06103,
Attention: Corporate Trust Division.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. American or the Controlling Party may at any time remove the Subordination Agent as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 7.01)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of ten Boeing 737-823 aircraft, three Boeing 767-323ER aircraft and two Boeing 777-223 aircraft (collectively, the "Aircraft"), all of which have been delivered to American by the manufacturer. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

     The Boeing 737-823 is a narrowbody commercial jet aircraft. Seating capacity in American's two-class configuration is 146 for the 737-823. The 737-823 is powered by two CFM56-7B26 model commercial jet engines manufactured by CFM International, Inc.

     The Boeing 767-323ER and 777-223 are both widebody commercial jet aircraft. Seating capacity in American's three-class configuration is 207 for the 767-323ER and 237 for the 777-223. The 767-323ER is powered by two CF6-80C2B6 model commercial jet engines manufactured by The General Electric Company. The 777-223 is powered by two RB211-TRENT-892-17 model commercial jet engines manufactured by Rolls Royce Ltd.

THE APPRAISALS

     The table below sets forth the appraised base values of the Aircraft as determined by Aircraft Information Systems, Inc. ("AISI"), Aviation Solutions, Inc. ("AvSolutions") and Morten Beyer & Agnew, Inc. ("MBA", and together with AISI and AvSolutions, the "Appraisers"), independent aircraft appraisal and consulting firms, and certain additional information regarding the Aircraft.

U.S.                                                              APPRAISERS' VALUATIONS              APPRAISED
REGISTRATION               AIRCRAFT           DATE      ------------------------------------------       BASE
NUMBER                       TYPE          DELIVERED        AISI       AVSOLUTIONS        MBA          VALUE(1)
------------               --------        ---------    ------------   ------------   ------------   ------------
N908AN...............  Boeing 737-823      05/13/1999   $ 47,630,000   $ 46,950,000   $ 44,180,000   $ 46,253,333
N909AN...............  Boeing 737-823      05/19/1999     47,640,000     46,950,000     44,180,000     46,256,667
N910AN...............  Boeing 737-823      05/26/1999     47,640,000     46,950,000     44,180,000     46,256,667
N912AN...............  Boeing 737-823      06/25/1999     47,700,000     46,950,000     44,270,000     46,306,667
N914AN...............  Boeing 737-823      07/19/1999     47,740,000     47,243,000     44,360,000     46,447,667
N915AN...............  Boeing 737-823      07/28/1999     47,750,000     47,243,000     44,360,000     46,451,000
N916AN...............  Boeing 737-823      08/05/1999     47,760,000     47,243,000     44,440,000     46,481,000
N917AN...............  Boeing 737-823      08/27/1999     47,760,000     47,243,000     44,440,000     46,481,000
N918AN...............  Boeing 737-823      09/10/1999     47,760,000     47,243,000     44,530,000     46,511,000
N919AN...............  Boeing 737-823      09/15/1999     47,760,000     47,243,000     44,530,000     46,511,000
N394AN...............  Boeing 767-323ER    06/13/1998     86,310,000     86,510,000     86,270,000     86,310,000
N398AN...............  Boeing 767-323ER    04/30/1999     90,360,000     90,430,000     89,340,000     90,043,333
N399AN...............  Boeing 767-323ER    05/28/1999     90,480,000     90,430,000     89,520,000     90,143,333
N778AN...............  Boeing 777-223      06/21/1999    133,240,000    132,930,000    131,300,000    132,490,000
N779AN...............  Boeing 777-223      06/27/1999    133,270,000    132,930,000    131,300,000    132,500,000

---------------

(1) The appraised base value of each Aircraft is the lesser of the average and median base values of such Aircraft as set forth by the three Appraisers.

     According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals.

The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

     An appraisal is only an estimate of value. It does not necessarily indicate the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or in one or more groups and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies with respect to the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes relating to such Aircraft or the Certificates.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following summary describes certain terms of the Equipment Notes and supplements (and, to the extent inconsistent therewith, replaces) the description of the general terms and provisions relating to the Equipment Notes, the Indentures and the Participation Agreements set forth in the Prospectus. The summaries do not purport to be complete and make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures and the Participation Agreements, forms of each of which will be filed as exhibits to a Current Report on Form 8-K to be filed by American with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement applicable to each Aircraft.

GENERAL

     Pursuant to the terms of a Participation Agreement among American, the Trustees, the Subordination Agent and the Loan Trustee with respect to each Aircraft (each, a "Participation Agreement"), the Trusts will purchase from American the Equipment Notes to be issued under the related Indenture. Equipment Notes will be issued in four series with respect to each Aircraft: the "Series A-1 Equipment Notes", the "Series A-2 Equipment Notes", the "Series B Equipment Notes" and the "Series C Equipment Notes" (collectively, the "Equipment Notes"). American may elect to issue an additional series with respect to some or all of the Aircraft (the "Series D Equipment Notes"), which would be funded from sources other than this offering. See "Description of the Certificates -- Possible Issuance of Class D Certificates". The Equipment Notes with respect to each Aircraft will be issued under a separate indenture (each, an "Indenture") between American and State Street Bank and Trust Company of Connecticut, National Association, as loan trustee thereunder (each, a "Loan Trustee"). The Equipment Notes will be direct, full recourse obligations of American.

SUBORDINATION

     The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

     - Series A-1 and Series A-2 Equipment Notes issued in respect of an Aircraft will rank equally in right of payment and will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1 and Series A-2 Equipment Notes issued in respect of such Aircraft and will rank senior in right of payment to the Series C and, if applicable, Series D Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A-1, Series A-2 and Series B Equipment Notes issued in respect of such Aircraft and, if

       Series D Equipment Notes are issued with respect to such Aircraft, senior in right of payment to such Series D Equipment Notes; and

     - if American elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A-1, Series A-2, Series B and Series C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, scheduled installments of interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 15 and October 15 of each year, commencing on April 15, 2000. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Amount (if any) and interest on such series of Equipment Notes will, to the extent permitted by applicable law, bear interest at the interest rate applicable to such series of Equipment Notes, which interest rate will be equal to the rate per annum applicable to the Certificates issued by the Trust that will hold such series of Equipment Notes set forth on the cover page of this Prospectus Supplement plus 1%.

     Scheduled principal payments on the Series A-1 Equipment Notes will be made on April 15 and October 15 in certain years, commencing on April 15, 2000 and ending on April 15, 2009. The entire principal amounts of the Series A-2, Series B and Series C Equipment Notes are scheduled to be paid on October 15, 2009, October 15, 2009 and October 15, 2004, respectively. See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and Appendix III for the schedule of payments of principal of each Equipment Note issued with respect to each Aircraft.

     If any date scheduled for a payment of principal, Make-Whole Amount (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by American under the related Indenture, American is required to redeem the Equipment Notes issued with respect to such Aircraft, in whole, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount. Any amount paid by American in connection with such redemption will be distributed to the Certificateholders on a Special Distribution Date. (Indentures, Section 2.10)

     All of the Equipment Notes issued with respect to an Aircraft may be redeemed in whole prior to maturity at any time at the option of American, at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption, plus the Make-Whole Amount for the applicable series of Equipment Notes. (Indentures, Section 2.11)

     Notice of redemption will be given to each holder of Equipment Notes not less than 15 nor more than 60 days prior to the applicable redemption date. A notice of redemption may be revoked not later than three days before the proposed redemption date. (Indentures, Section 2.11)

     "Make-Whole Amount" means, with respect to any Equipment Note, the amount (as determined by an independent investment bank selected by American), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the redemption date. (Indentures, Annex A)

     For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. The "date of determination" of a Make-Whole Amount will be the third Business Day prior to the applicable redemption date. (Indentures, Annex A)

     "Average Life Date" for any Equipment Note means the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. "Remaining Weighted Average Life" at the redemption date of such Equipment Note means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Equipment Note by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Equipment Note.

SECURITY

     The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in the Aircraft, certain limited rights under the aircraft purchase agreement between American and Boeing, certain requisition and insurance proceeds with respect to such Aircraft, and all proceeds of the foregoing. (Indentures, Granting Clause)

     The Equipment Notes will not be cross-collateralized and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft. See "-- Remedies".

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The tables in Appendix IV set forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the issuance date of the Certificates and each October 15 Regular Distribution Date. The LTVs were obtained by dividing (i) the outstanding principal amount (assuming no payment default or early redemption) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The tables in Appendix IV are based on the assumption that the initial appraised base value of the Aircraft set forth opposite the initial Regular Distribution Date included in each table depreciates by 3% of the initial appraised base value per year. Other rates or methods of depreciation would result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions.

DEFEASANCE

     Under certain circumstances, American may legally release itself from any payment or other obligations on all, but not less than all, of the Equipment Notes issued under one or more Indentures (a "full defeasance") if American puts in place the following arrangements for the benefit of the holders of such Equipment Notes:

     - American must deposit in trust for the benefit of the holders of such Equipment Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) ("U.S. Government Obligations") that will generate enough money to pay when due the principal of and interest on the Equipment Notes; and

     - American must deliver to the Trustees and the relevant Loan Trustee a legal opinion stating that there has been a change in the federal tax law from such law as in effect on the date of this Prospectus Supplement or that there has been an IRS ruling, in either case that lets American make the above deposit without causing the holders of the Certificates to be taxed on their Certificates any differently than if American did not make the deposit and simply repaid the Equipment Notes itself.

     If American were to accomplish full defeasance, as described above, holders of the Equipment Notes so defeased would rely solely on the trust deposit for repayment on such Equipment Notes. Holders of such Equipment Notes could not look to American for repayment if a shortfall in the payment of principal of or interest on such Equipment Notes occurred. In addition, the holders of such Equipment Notes would have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of the related Indenture and such lien would terminate. (Indentures, Section 10.01)

LIMITATION OF LIABILITY

     Except as otherwise provided in the Indentures, the Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or negligence.

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

     "Indenture Events of Default" under each Indenture will include:

     - the failure by American to pay any interest or principal or Make-Whole Amount, if any, within 15 days after the same has become due on any Equipment Note;

     - the failure by American to pay any amount (other than interest, principal or Make-Whole Amount, if any) when due under the Indenture, any Equipment Note or any other operative documents for more than 30 days after American receives written notice;

     - the failure by American to carry and maintain insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of the Indenture; provided that no such failure to carry and maintain insurance will constitute an Indenture Event of Default until the earlier of (i) the date such failure has continued unremedied for a period of 30 days after the Loan Trustee receives notice of the cancellation or lapse of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee;

     - the failure by American to perform or observe any other covenant or condition to be performed or observed by it under any operative document that continues for a period of 60 days after notice to

       American; provided that, if such failure is capable of being remedied, no such failure will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

     - any representation or warranty made by American in the related operative documents proves to have been incorrect in any material respect when made, and such incorrectness continues to be material to the transactions contemplated by the Indenture and remains unremedied for a period of 60 days after notice to American; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness; and

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of American.

(Indentures, Section 4.01)

     There will not be any cross-default provisions in the Indentures. Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture. If the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining Aircraft.

     The holders of a majority in aggregate unpaid principal amount of the Equipment Notes outstanding on a given date and issued with respect to any Aircraft, by written instruction to the Loan Trustee, may on behalf of all the Note Holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, Make-Whole Amount, if any, or interest due under any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each Note Holder. (Indentures, Section 4.05)

REMEDIES

     The exercise of remedies under the Indentures will be subject to the terms of the Intercreditor Agreement, and the following description should be read in conjunction with the description of the Intercreditor Agreement.

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee may, and upon receipt of written instructions of the holders of a majority in principal amount of the Equipment Notes then outstanding under such Indenture will, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (but without any Make-Whole Amount). The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all overdue installments of principal and interest on any such Equipment Notes, and all other amounts owing under the operative documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived. (Indentures, Section 4.02(d))

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law. Such remedies include the right to take possession of the Aircraft and to sell all or any part of the airframe or any engine comprising the Aircraft subject to such Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the Bankruptcy Code ("Section 1110") provides in relevant part that the right of a secured party with a security interest in "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a security agreement is not affected by:

     - the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     - the provision of the Bankruptcy Code allowing the debtor-in-possession or the trustee in reorganization to use, sell or lease property of the debtor during the reorganization period;

     - Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); or

     - any power of the bankruptcy court to enjoin a repossession.

     Section 1110, however, provides that the right of a secured party to take possession of an aircraft following an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by such secured party), the debtor-in-possession or the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date under the security agreement and cures all existing defaults thereunder (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor, the appointment of a trustee or custodian or the failure to satisfy any penalty rate or provision relating to a default arising from any failure by the debtor to perform nonmonetary obligations under the applicable agreement).

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, appliance, or spare part (as defined in Section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the United States Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that American's General Counsel provide her opinion to the Trustees that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising the Aircraft originally subjected to the lien of the relevant Indenture. This opinion is subject to certain qualifications and assumptions, including the assumptions that American is and will continue to be a "citizen of the United States" as defined in Section 40102 of Title 49 of the United States Code and that American will continue to hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     The opinion of American's General Counsel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to the replacement airframe unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- Certain Provisions of the Indentures -- Events of Loss". The opinion of American's General Counsel also will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Aircraft if it is leased by American.

     During 1998, the U.S. District Court for the District of Colorado issued opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. American has been advised by its special counsel, Debevoise & Plimpton, that in the opinion of such firm, such District Court holdings are erroneous because they are inconsistent with the overriding purpose of Section 1110 to protect creditors secured by qualifying aircraft against being stayed from exercising their rights while defaults under their financing agreements remain uncured.

     In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under any Indenture exceed the value of the Aircraft collateral under such Indenture, post-petition interest will not accrue on the related Equipment Notes. In addition, to the extent that distributions are made to any Certificateholders, whether under the Intercreditor Agreement or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Equipment Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Equipment Notes after the disposition of the Aircraft collateral securing such Equipment Notes and the remaining balance of the Certificates. Such shortfall would first reduce some or all of the remaining claim against American available to the Trustees for the most junior Classes.

     If an Indenture Event of Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

MODIFICATION OF INDENTURES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture may not be amended or modified, except to the extent indicated below.

     Any Indenture may be amended without the consent of the Note Holders to, among other things: (i) cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder; (ii) make any other provisions or amendments with respect to matters or questions arising under such Indenture or such Equipment Notes, or to amend, modify or supplement any provision thereof, provided that such action does not adversely affect the interests of any such holder; (iii) cure any ambiguity or correct any mistake; (iv) provide for compliance with applicable law; or (v) provide for the issuance of Series D Equipment Notes. (Indentures, Section 9.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (i) reduce the principal amount of, or Make-Whole Amount, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, Make-Whole Amount, if any, or interest is due and payable, (ii) create any lien with respect to the Collateral (as defined in such Indenture) prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the Collateral or (iii) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 9.02(a))

INDEMNIFICATION

     American will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. (Participation Agreement, Section 4.02)

     The Loan Trustee will not be required to take any action or refrain from taking any action (other than notifying the Note Holders if it knows of an Event of Default or of a default arising from American's failure to pay overdue principal, interest or Make-Whole Amount, if any, under any Equipment Note), unless it has received indemnification satisfactory to it against any risks incurred in connection therewith. (Indentures, Section 5.03).

CERTAIN PROVISIONS OF THE INDENTURES

  Maintenance and Operation

     Under the terms of each Indenture, American will be obligated, among other things and at its expense, to keep each Aircraft duly registered, and to maintain, service, repair and overhaul the Aircraft so as to keep it in such condition as necessary to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 7.02(c) and (e))

     American will agree not to maintain, use or operate any Aircraft in violation of any law, rule or regulation of any government having jurisdiction over such Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft, except to the extent American (or any lessee) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft. (Indentures, Section 7.02(b))

     American must make all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable requirements of the Federal Aviation Administration (the "FAA") or any other applicable governmental authority of another jurisdiction in which the Aircraft may then be registered; provided, however, that American (or any lessee) may in good faith contest the validity or application of any such requirement in any manner that does not involve a material risk of sale, forfeiture or loss of the Aircraft. American (or any lessee) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as American (or any lessee) may deem desirable in the proper conduct of its business, including removal (without replacement) of parts, so long as such alterations, modifications, additions or removals do not materially diminish the value or utility of such Airframe or Engine below its value or utility immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Indenture), except that the value (but not the utility) of any Airframe or Engine may be reduced from time to time by the value of any such parts which have been removed that American deems obsolete or no longer suitable or appropriate for use on such Airframe or Engine. All parts (with certain exceptions) incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions will be subject to the lien of the Indenture. American (or any lessee) is permitted to remove (without replacement) parts that are in addition to, and not in replacement of or substitution for, any part originally incorporated or installed in or attached to an Airframe or Engine at the time of delivery thereof to American, as well as any part that is not required to be incorporated or installed in or attached to any Airframe or Engine pursuant to applicable requirements of the FAA or other jurisdiction in which the Aircraft may then be registered, or any part that can be removed without materially diminishing the requisite value or utility of the Aircraft. (Indentures, Section 7.04(c))

     Except as set forth above, American will be obligated to replace or cause to be replaced all parts that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts will become subject to the lien of the related Indenture in lieu of the part replaced. (Indentures, Section 7.04(a))

  Registration, Leasing and Possession

     Although American has no current intention to do so, American will be permitted to register an Aircraft in certain jurisdictions outside the United States, subject to certain conditions specified in the related Indenture. These conditions include a requirement that the laws of the new jurisdiction of registration will give effect to the lien of and the security interest created by the related Indenture in the applicable Aircraft. (Indentures, Section 7.02(e)) American also will be permitted, subject to certain limitations, to lease any Aircraft to any United States certificated air carrier or to certain foreign air carriers. In addition, subject to certain limitations, American will be permitted to transfer possession of any

Airframe or any Engine other than by lease, including transfers of possession by American or any lessee in connection with certain interchange and pooling arrangements, transfers to the government of Canada, France, Germany, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom or the United States or any instrumentality or agency thereof, "wet leases" and transfers in connection with maintenance or modifications. (Indentures, Section 7.02(a)) There will be no general geographical restrictions on American's (or any lessee's) ability to operate the Aircraft. The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States or has been registered in a foreign jurisdiction or leased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting lessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply. See "Risk Factors -- Repossession".

     In addition, at the time of foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Indenture might not be equipped with Engines subject to the same Indenture. If American fails to transfer title to engines not owned by American that are attached to repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Indenture.

  Liens

     American is required to maintain each Aircraft free of any liens, other than the rights of American, the lien of the Indenture, and any other rights existing pursuant to the other operative documents and pass through documents related thereto, the rights of others in possession of the Aircraft in accordance with the terms of the Indenture and liens attributable to other parties to the operative documents and pass through documents related thereto and other than certain other specified liens, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet overdue for more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee's interest therein; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or such judgment is discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee. (Indentures, Section 7.01)

  Insurance

     Subject to certain exceptions, American is required to maintain, at its expense (or at the expense of a lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. If an Aircraft suffers an Event of Loss, insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that will accrue on the outstanding principal amount of the Equipment Notes during the period commencing on the date following the date of payment of such insurance proceeds to the Loan Trustee and ending on the loss payment date (the "Loan Amount"), will be paid to the applicable Loan Trustee. If an Aircraft or Engine suffers loss or damage not constituting an Event of Loss but involving insurance proceeds in excess of $8,000,000 (in the case of a Boeing 737-823), $15,000,000 (in the case of a
Boeing

767-323ER) or $24,000,000 (in the case of a Boeing 777-223), proceeds in excess of such specified amounts up to the Loan Amount will be payable to the applicable Loan Trustee, and the proceeds up to such specified amounts and proceeds in excess of the Loan Amount will be payable directly to American so long as an Indenture Event of Default does not exist. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the equipment. (Indentures, Section 7.06)

     In addition, American is obligated to maintain aircraft liability insurance at its expense (or at the expense of a lessee), including, without limitation, bodily injury, personal injury and property damage liability insurance (exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of aircraft liability insurance from time to time applicable to similar aircraft in American's fleet on which American carries insurance. (Indentures, Section 7.06)

     American also is required to maintain war-risk insurance with respect to each Aircraft if and to the extent such insurance is maintained by American (or any lessee) with respect to other aircraft owned or operated by American (or such lessee) on the same routes on which the Aircraft is operated. (Indentures,
Section 7.06)

     American may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure the Aircraft to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per Aircraft that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or
(ii) any applicable mandatory minimum per aircraft (or, if applicable, per annum or other period) liability insurance or hull insurance deductibles imposed by the aircraft liability or hull insurers. (Indentures, Section 7.06)

     In respect of each Aircraft, American is required to name the relevant Loan Trustee, each Trustee and the Liquidity Provider as additional insured parties under the liability insurance policy required with respect to such Aircraft. In addition, the hull and liability insurance policies will be required to provide that, in respect of the interests of such additional insured party, the insurance shall not be invalidated or impaired by any act or omission of American. (Indentures, Section 7.06)

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and one or more Engines of an Aircraft, American must elect within 90 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Depending upon American's election, not later than the first Business Day after the 120th day following the date of occurrence of such Event of Loss, American will either (i) redeem the Equipment Notes under the applicable Indenture by paying to the Loan Trustee the outstanding unpaid principal amount of such Equipment Notes, together with accrued interest thereon, but without any Make-Whole Amount or (ii) substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 7.05(a)) See "-- Redemption".

     If American elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it will do so with an airframe or airframe and engines of the same model as the Airframe or Airframe and Engines to be replaced or a comparable or improved model, with a value and utility at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines were in the condition and repair required by the related Indenture. American is also required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that such Loan Trustee will be entitled to the benefits of Section 1110 with respect to the replacement airframe

(unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available to the Loan Trustee with respect to the Aircraft immediately prior to such replacement), and (ii) as to the due registration of the replacement aircraft and the due recordation of a supplement to the Indenture relating to such replacement aircraft and the validity and perfection of the security interest granted to the Loan Trustee in the replacement aircraft. (Indentures, Section 7.05(a))

     If American elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued but unpaid interest thereon, the lien of the Indenture relating to such Aircraft will terminate with respect to such Aircraft, and the obligation of American thereafter to make the scheduled interest and principal payments with respect thereto will cease. The payments made under the Indenture by American will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to American. (Indentures, Sections 2.10, 3.02, 7.05(a) and 7.05(c))

     If an Event of Loss occurs with respect to an Engine alone, American will be required to replace such Engine within 120 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine will be the same model as the Engine to be replaced, or a comparable or improved model of the same or another manufacturer, suitable for installation and use on the Airframe, and will have a value and utility at least equal to the Engine to be replaced, assuming that such Engine was in the condition and repair required by the terms of the relevant Indenture. (Indentures, Section 7.05(b))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - the destruction of such property, damage to such property beyond repair or rendition of such property permanently unfit for normal use;

     - any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;

     - any theft or disappearance of such property for a period exceeding 180 days;

     - the requisition for use of such property by any government (other than the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the Aircraft) that results in the loss of possession of such property for a period exceeding 12 consecutive months;

     - the operation or location of the Aircraft, while under requisition for use by any government, in an area excluded from coverage by any insurance policy required by the terms of the Indenture, unless American has obtained indemnity or insurance in lieu thereof from such government;

     - any requisition of title, capture, seizure, deprivation, confiscation or detention (excluding requisition for use or hire not involving a requisition of title) of the Aircraft by any government that results in the loss of title or use of the Aircraft for a period in excess of 180 days;

     - as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless American is diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or, in any event, if such use is prohibited for a period of three consecutive years; and

     - with respect to any Engine, any divestiture of title to such Engine or, in certain circumstances, the installation of such Engine on an airframe that is subject to a conditional sale or other security agreement.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe that is a part of such Aircraft. (Indentures, Annex A)

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Certificates to a Certificate Owner that purchases Certificates in the initial offering thereof at the offering price set forth herein and holds such Certificates as capital assets. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers and insurance companies). Except for the discussion below under "-- Certain Federal Income Tax Consequences to Foreign Certificateholders", this discussion is addressed to beneficial owners of Certificates that are (i) individual citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) partnerships, trusts or estates treated, for federal income tax purposes, as domestic partnerships, trusts or estates ("U.S. Persons"). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates in light of their own particular circumstances. The Trusts, the Subordination Agent and the Loan Trustee are not indemnified for any federal income taxes or with certain exceptions other taxes that may be imposed upon them, and the imposition of any such taxes could result in a reduction in the amounts available for distribution to the Certificate Owners.

GENERAL

     The Trusts will not be classified as associations (or publicly traded partnerships)taxable as corporations and, accordingly, will not themselves be subject to federal income taxation. Based upon an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts.


     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.


     A purchaser of a Certificate will be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Certificate.

SALES OF CERTIFICATES

     A Certificate Owner that sells a Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

EFFECT OF SUBORDINATION ON SUBORDINATED CERTIFICATE OWNERS

     If any Trust is subordinated with respect to other Trusts and incurs a shortfall in its receipts of principal or interest paid with respect to the Equipment Notes held by it because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the Certificate Owners of Certificates in the subordinated Trust would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such principal and interest, (ii) paid over to the relevant preferred class of Certificate Owners an amount equal to their share of the amount of the shortfall, and (iii) retained the right to reimbursement of such amount to the extent of future amounts payable to such subordinated Certificate Owners with respect to the shortfall.

     Under this analysis, (i) subordinated Certificate Owners incurring a shortfall would be required to include as current income any interest or other income of the corresponding subordinated Trust that was a component of such shortfall, even though such amount was in fact paid to the relevant preferred class of Certificate Owners, (ii) a loss would be allowed to such subordinated Certificate Owners when their right to receive reimbursement of such shortfall became worthless (i.e., when it became clear that funds would not be available from any source to reimburse such shortfall), and (iii) reimbursement of such shortfall would not be taxable income to subordinated Certificate Owners because the amount of such shortfall was previously included in income. These results should not significantly affect the inclusion of income for subordinated Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income for subordinated Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     The Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax, provided, in the case of interest, that (i) such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of American entitled to vote, (ii) such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to American and (iii) either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and that holds the Certificate on behalf of the Non-U.S. Certificateholder certifies, under penalties of perjury, that such a certification and the Non-U.S. Certificateholder's name and address have been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes to the withholding agent the name and address of the Non-U.S. Certificateholder and a copy of the Non-U.S. Certificateholder's certification, provided that the U.S. Treasury Department has not published a determination that a certification from such financial institution may not be relied upon.

     Any capital gain realized by a Non-U.S. Certificateholder upon the sale or retirement of a Certificate or upon receipt of any Make-Whole Amount paid on an Equipment Note will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the Non-U.S. Certificateholder and (ii) in the case of an individual, such Non-U.S. Certificateholder is not present in the United States for 183 days or more in the taxable year of the sale, retirement or receipt.

     Prospective investors that are not U.S. Persons should consult their own tax advisors regarding the income and other tax consequences to them of the purchase, ownership and disposition of the Certificates under U.S. federal, state and local, and any other relevant law, in light of their own particular circumstances.

BACKUP WITHHOLDING

     Payments made on Certificates, and proceeds from the sale of Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing Certificates to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

PLAN ASSETS ISSUES

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, benefit plan investors will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

PROHIBITED TRANSACTION EXEMPTIONS

     In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, the fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American and its affiliates, the Underwriters, the Trustees and the Liquidity Provider. Moreover, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Each person who acquires or accepts a Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any trust established with respect to a Plan have been used to acquire such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to
Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the assets of any Plan invested in a separate account, except to the extent provided in the Plan Asset Regulation.

     As of the date hereof, the Department of Labor has issued proposed regulations under Section 401(c). If the General Account Regulations are adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998. The proposed regulations should not, however, adversely affect the applicability of PTCE 95-60 to purchases of Certificates by insurance company general accounts.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAWS OF AN INVESTMENT IN ANY OF THE CERTIFICATES.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an Underwriting Agreement dated September 23, 1999 (the "Underwriting Agreement"), the Underwriters named below (the "Underwriters") have severally but not jointly agreed with American to purchase from the Trustee the following respective principal amounts of Certificates.



                                          PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                          AMOUNT OF      AMOUNT OF      AMOUNT OF      AMOUNT OF
                                          CLASS A-1      CLASS A-2       CLASS B        CLASS C
UNDERWRITER                              CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
-----------                              ------------   ------------   ------------   ------------
Credit Suisse First Boston
  Corporation..........................  $ 30,179,000   $ 63,395,000   $16,905,000    $ 9,524,000
Morgan Stanley & Co. Incorporated......    30,179,000     63,395,000    16,905,000      9,524,000
Goldman, Sachs & Co....................    30,177,000     63,393,000    16,905,000      9,523,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated.........................    30,177,000     63,393,000    16,905,000      9,523,000
Salomon Smith Barney, Inc..............    30,177,000     63,393,000    16,905,000      9,523,000
                                         ------------   ------------   -----------    -----------
          Total........................  $150,889,000   $316,969,000   $84,525,000    $47,617,000
                                         ============   ============   ===========    ===========


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Certificates if any are purchased. The Underwriting Agreement provides that if an Underwriter defaults the purchase commitments of non-defaulting Underwriters may be increased or the offering of Certificates may be terminated. The Underwriters have advised American that the Underwriters propose to offer all or part of the Certificates directly to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain selling group members at such prices less concessions not in excess of the amounts for each respective Class set forth below. The Underwriters and selling group members may allow discounts not in excess of the amounts for each respective Class set forth below on sales to other broker/dealers. After the initial public offering, the public offering prices and concessions and discounts may be changed.


PASS THROUGH                                                  CONCESSION   REALLOWANCE
CERTIFICATE DESIGNATION                                       TO DEALERS   CONCESSION
-----------------------                                       ----------   -----------
1999-1A-1...................................................     0.40%         0.25%
1999-1A-2...................................................     0.40          0.25
1999-1B.....................................................     0.40          0.25
1999-1C.....................................................     0.40          0.25



     The aggregate proceeds from the sale of the Certificates will be $600,000,000. American will pay the Underwriters a commission of $3,900,000. American estimates that its out of pocket expenses for the offering will be approximately $870,000.


     The Certificates are a new issue of securities with no established trading market. American does not intend to apply for the listing of the Certificates on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Certificates, and any such market-making may be discontinued at any time, at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates.

     American has agreed to reimburse the Underwriters for certain expenses and has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

     From time to time, several of the Underwriters or their affiliates perform investment banking and advisory services for, and provide general financing and banking services to, American and its affiliates.

Credit Suisse First Boston, New York branch has advanced loans to American in an amount not greater than $170,000,000 that are secured by certain of the Aircraft. American will repay such loans concurrently with the closing of the sale of the Certificates. Aside from stated interest on such loans, Credit Suisse First Boston, New York branch has not received any fees in connection with such loans.



     It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the second to the last paragraph of the cover page of this Prospectus Supplement, which will be the ninth business day following the date of pricing of the Certificates (such settlement cycle being referred to herein as "T+9"). Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on the date of pricing or the next five succeeding business days will be required, by virtue of the fact that the Certificates initially will settle in T+9, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of pricing or the next five succeeding business days should consult their own advisor.


     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that American prepare and file a prospectus with the securities regulatory authorities in each province where trades of Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of Certificates in Canada who receives a purchase confirmation will be deemed to represent to American and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

RIGHTS OF ACTION (ONTARIO PURCHASERS)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission of rights of action under the civil liability provisions of the U.S. federal securities laws.

ENFORCEMENT OF LEGAL RIGHTS

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgement obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Certificates to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from American. Only one such report must be filed in respect of Certificates acquired on the same date and under the same prospectus exemption.

TAXATION AND ELIGIBILITY FOR INVESTMENT

     Canadian purchasers of Certificates should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Certificates in their particular circumstances and with respect to the eligibility of the Certificates for investment by the purchaser under relevant Canadian legislation.

                                 LEGAL OPINIONS

     The validity of the Certificates is being passed upon for American by Debevoise & Plimpton, New York, New York, and for the Underwriters by Shearman & Sterling, New York, New York. The respective counsel for American and the Underwriters will rely upon Bingham Dana LLP, Hartford, Connecticut, counsel to State Street Bank and Trust Company of Connecticut, National Association, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement, each Trust Supplement and the Certificates, and the valid and binding effect thereof, and on the opinion of Anne H. McNamara, Esq., Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement and each Trust Supplement by American.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited American's consolidated financial statements and schedule included in American's Annual Report (Form 10-K) for the year ended December 31, 1998, as set forth in their reports, which are incorporated by reference in the Prospectus accompanying this Prospectus Supplement. Such consolidated financial statements and schedule are incorporated therein by reference in reliance on Ernst & Young LLP's reports, given upon their authority as experts in accounting and auditing.

     The references to AISI, AvSolutions and MBA, and to their respective appraisal reports, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                   APPENDIX I

                                 INDEX OF TERMS

     The following is an index showing the page in this Prospectus Supplement where certain defined terms appear.

DEFINED TERM                            PAGE
------------                            ----
Adjusted Expected Distributions......   S-40
Aggregate LTV Collateral Amount......   S-40
Aircraft.............................   S-42
AISI.................................   S-42
Appraised Current Market Value.......   S-41
Appraisers...........................   S-42
Assumed Aircraft Value...............   S-45
Average Life Date....................   S-45
AvSolutions..........................   S-42
Bankruptcy Code......................   S-26
Base Rate............................   S-34
Basic Agreement......................   S-18
Business Day.........................   S-21
Cash Collateral Account..............   S-32
Cede.................................   S-30
Certificate Account..................   S-21
Certificate Owner....................   S-30
Certificateholders...................   S-19
Certificates.........................   S-18
Class A-1 Certificateholders.........   S-19
Class A-2 Certificateholders.........   S-19
Class A-1 Certificates...............   S-19
Class A-2 Certificates...............   S-19
Class A-1 Trust......................   S-18
Class A-2 Trust......................   S-18
Class A-1 Trustee....................   S-19
Class A-2 Trustee....................   S-19
Class B Certificateholders...........   S-19
Class B Certificates.................   S-19
Class B Trust........................   S-18
Class B Trustee......................   S-19
Class C Certificateholders...........   S-19
Class C Certificates.................   S-19
Class C Trust........................   S-18
Class C Trustee......................   S-19
Class D Certificates.................   S-29
Class D Trust........................   S-29
Class D Trustee......................   S-29
Class Exemptions.....................   S-58
Code.................................   S-57
Commission...........................   S-18
Controlling Party....................   S-36
Current Distribution Date............   S-38
date of determination................   S-45
disqualified persons.................   S-57
Distribution Date....................   S-20

DEFINED TERM                            PAGE
------------                            ----
Downgrade Drawing....................   S-32
Drawing..............................   S-34
DTC..................................   S-30
DTC Participants.....................   S-30
Equipment............................   S-48
Equipment Notes......................   S-43
ERISA................................   S-57
ERISA Plans..........................   S-57
Event of Loss........................   S-53
Expected Distributions...............   S-38
FAA..................................   S-50
Final Distributions..................   S-37
Final Drawing........................   S-34
Final Legal Distribution Date........   S-20
General Account Regulations..........   S-58
H.15(519)............................   S-45
Indirect Participants................   S-30
Indenture Events of Default..........   S-46
Indenture............................   S-43
Intercreditor Agreement..............   S-36
Interest Drawings....................   S-31
LIBOR................................   S-34
Liquidity Event of Default...........   S-35
Liquidity Expenses...................   S-38
Liquidity Facility...................   S-31
Liquidity Obligations................   S-38
Liquidity Provider...................   S-31
Loan Amount..........................   S-51
Loan Trustee.........................   S-43
LTV Appraisal........................   S-41
LTV Collateral Amount................   S-40
LTV Ratio............................   S-41
LTVs.................................    S-7
Make-Whole Amount....................   S-45
Maximum Available Commitment.........   S-31
MBA..................................   S-42
Minimum Sale Price...................   S-37
Moody's..............................   S-17
most recent H.15(519)................   S-45
Non-Extension Drawing................   S-33
Non-Performing Equipment Notes.......   S-40
Non-U.S. Certificateholder...........   S-56
Note Holder..........................   S-25
Participation Agreement..............   S-43
parties in interest..................   S-57
Pass Through Trust Agreements........   S-18

DEFINED TERM                            PAGE
------------                            ----
Performing Equipment Note............   S-32
Permitted Investments................   S-24
Plan Asset Regulation................   S-58
Plans................................   S-57
Pool Balance.........................   S-21
Pool Factor..........................   S-21
Prospectus...........................   S-18
PTC Event of Default.................   S-25
PTCE.................................   S-58
Rating Agencies......................   S-17
Regular Distribution Dates...........   S-20
Remaining Weighted Average Life......   S-45
Replacement Facility.................   S-32
Required Amount......................   S-31
Scheduled Payments...................   S-20
Section 1110.........................   S-48
Section 1110 Period..................   S-32
Series A-1 Equipment Notes...........   S-43
Series A-2 Equipment Notes...........   S-43
Series B Equipment Notes.............   S-43
Series C Equipment Notes.............   S-43

DEFINED TERM                            PAGE
------------                            ----
Series D Equipment Notes.............   S-43
Special Distribution Date............   S-20
Special Payment......................   S-20
Special Payments Account.............   S-21
Standard & Poor's....................   S-17
Stated Interest Rates................   S-31
Subordination Agent..................   S-36
Termination Notice...................   S-35
Threshold Rating.....................   S-33
Transportation Code..................   S-26
Treasury Yield.......................   S-45
Triggering Event.....................   S-37
Trust Indenture Act..................   S-27
Trust Property.......................   S-19
Trust Supplement.....................   S-18
Trustees.............................   S-19
Trusts...............................   S-18
U.S. Government Obligations..........   S-46
U.S. Persons.........................   S-54
Underwriters.........................   S-60
Underwriting Agreement...............   S-60

                                  APPENDIX II

                               APPRAISAL LETTERS

                [AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

13 August 1999

Mr. David Holtschlag, Principal
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, TX 76155

Subject: AISI Report No. A9S022BVO; AISI Sight Unseen Base Value Appraisal, Ten B737-823, Three B767-323ER and Two B777-223IGW Aircraft.

Reference:      (a) Morgan Stanley Dean Witter Memorandum, 10 August 1999
                (b) Morgan Stanley Dean Witter Facsimile Message, 10 August 1999

Dear Mr. Holtschlag:

Aircraft Information Services, Inc. (AISI) is pleased to offer American Airlines, Inc. our opinion of the sight unseen base market value of various new and delivered aircraft as listed and defined in references (a) and (b) and Table I herein.

1. METHODOLOGY AND DEFINITIONS

The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by the client or client's representative and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to American Airlines, Inc.

The standard terms of reference for commercial aircraft value are 'half-life base market value' and 'half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

                                                                          [LOGO]

13 August 1999
AISI File No. A9S022BVO
Page - 2 -

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term 'fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2. VALUATION

Following is AISI's opinion of base market value for the subject aircraft on their respective scheduled delivery dates or as of their utilization on 03 August 1999, in 1999 US Dollars. Valuations are presented in Table I subject to assumptions, definitions and disclaimers herein.

                                                                          [LOGO]

13 August 1999
AISI File No. A9S022BVO
Page - 3 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.




Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

/s/ FRED BEARDEN
Fred Bearden
President

                                                                          [LOGO]

                                     TABLE 1
                             American Airlines Fleet
                            A9S022BVO, 13 August 1999
                      Base Market Values in 1999 US Dollars


                                                                       Tot. Hrs.     Tot. Cyc.   Adjusted BV
Number        Type          Del'y Date     Serial No.   Reg'n. No.     at 8/3/99     at 8/3/99    1999 USD
------        ----          ----------     ----------   ----------     ---------     ---------   -----------

  1          B737-823        5/13/99        29510        N908AN           683         211        47,630,000
  2          B737-823        5/19/99        29511        N909AN           652         214        47,640,000
  3          B737-823        5/26/99        29512        N910AN           612         208        47,640,000
  4          B737-823        6/25/99        29513        N912AN           325         107        47,700,000
  5          B737-823        7/19/99        29515        N914AN           116          37        47,740,000
  6          B737-823        7/28/99        29516        N915AN            34          17        47,750,000
  7          B737-823         8/5/99        29517        N916AN            NA          NA        47,760,000
  8          B737-823        8/27/99        29518        N917AN            NA          NA        47,760,000
  9          B737-823        9/10/99        29519        N918AN            NA          NA        47,760,000
 10          B737-823        9/15/99        29520        N919AN            NA          NA        47,760,000
 11        B767-323ER        6/13/98        29431        N394AN          5226         824        86,310,000
 12        B767-323ER        4/30/99        29605        N398AN          1039         164        90,360,000
 13        B767-323ER        5/28/99        29606        N399AN           456          75        90,480,000
 14       B777-223IGW        6/21/99        29587        N778AN           485          61       133,240,000
 15       B777-223IGW        6/27/99        29955        N779AN           398          59       133,270,000

                         [AvSOLUTIONS, INC. LETTERHEAD]


                                                                 August 13, 1999

Mr. David Holtschlag, Principal
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155

Dear Mr. Holtschlag:

         AvSOLUTIONS is pleased to provide this opinion on the base value, as of August 1999, of ten Boeing 737-800, three Boeing 767-300ER and two Boeing 777-200 IGW aircraft (the aircraft). The Boeing 737-800 aircraft are powered by CFM International CFM56-7B26 engines. The Boeing 767-300ER aircraft are powered by General Electric CF6-8OC2B6 engines. The Boeing 777-200 IGW aircraft are powered by Rolls-Royce Trent 892 engines. The total of fifteen aircraft either have already been delivered or will be delivered new to American Airlines, Inc. from the second quarter of 1998 through the third quarter of 1999. A listing of the particular aircraft is provided as attachment 1 of this document.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

         Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

         According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------


Page 2
American Airlines, Inc.

APPRAISAL METHODOLOGY

         The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

         The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

         The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

         The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

         In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by American Airlines, Inc. and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 3
American Airlines, Inc.

1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The aircraft either have already been delivered or will be delivered new to American Airlines, Inc. between the second quarter of 1998 and the third quarter of 1999.

3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5. The aircraft have no damage history.

6. The aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.

         Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each aircraft is as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

Page 4
American Airlines, Inc.

STATEMENT OF INDEPENDENCE

         This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

         Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.

Signed,


/s/ BRYANT LYNCH
Bryant Lynch
Manager, Commercial Appraisals

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                                  ATTACHMENT I
                             EETC COLLATERAL SUMMARY


AIRCRAFT                          TAIL     DELIVERY                      SERIAL       MTOW
 NUMBER          AIRCRAFT        NUMBER     MO/YR       ENGINES          NUMBER     (POUNDS)      BASE VALUE
-------          --------        ------    --------     -------          ------     --------      ----------

    1        Boeing 737-800      N908AN     May-99     CFM56-7B26        29510       174,200     $46,950,000
    2        Boeing 737-800      N909AN     May-99     CFM56-7B26        29511       174,200     $46,950,000
    3        Boeing 737-800      N910AN     May-99     CFM56-7B26        29512       174,200     $46,950,000
    4        Boeing 737-800      N912AN     Jun-99     CFM56-7B26        29513       174,200     $46,950,000
    5        Boeing 737-800      N914AN     Jul-99     CFM56-7B26        29515       174,200     $47,243,000
    6        Boeing 737-800      N915AN     Jul-99     CFM56-7B26        29516       174,200     $47,243,000
    7        Boeing 737-800      N916AN     Aug-99     CFM56-7B26        29517       174,200     $47,243,000
    8        Boeing 737-800      N917AN     Aug-99     CFM56-7B26        29518       174,200     $47,243,000
    9        Boeing 737-800      N918AN     Sep-99     CFM56-7B26        29519       174,200     $47,243,000
   10        Boeing 737-800      N919AN     Sep-99     CFM56-7B26        29520       174,20O     $47,243,000


AIRCRAFT                          TAIL     DELIVERY                      SERIAL       MTOW
 NUMBER          AIRCRAFT        NUMBER     MO/YR       ENGINES          NUMBER     (POUNDS)      BASE VALUE
-------          --------        ------    --------     -------          ------     --------      ----------


   11        Boeing 767-300ER    N394AN     Jun-98     CF6-8OC2B6        29431       408,000     $86,510,000
   12        Boeing 767-300ER    N398AN     Apr-99     CF6-8OC2B6        29605       408,000     $90,430,000
   13        Boeing 767-300ER    N399AN     May-99     CF6-8OC2B6        29606       408,000     $90,430,000



AIRCRAFT                          TAIL     DELIVERY                      SERIAL       MTOW
 NUMBER          AIRCRAFT        NUMBER     MO/YR       ENGINES          NUMBER     (POUNDS)      BASE VALUE
-------          --------        ------    --------     -------          ------     --------      ----------


    14       Boeing 777-200IGW   N778AN     Jun-99     Trent 892         29587       648,000     $132,930,000
    15       Boeing 777-200IGW   N779AN     Jun-99     Trent 892         29955       648,000     $132,930,000

                              MORTON BEYER & AGNEW
                              --------------------

                            AVIATION CONSULTING FIRM


                        Appraisal of 15 Aircraft (EETC)


                                 PREPARED FOR:


                               American Airlines


                                AUGUST 24, 1999


        Washington, D.C.                                      London
     8180 Greensboro Drive                             Lahinch 62, Lashmere
          Suite 1000                                         Copthorne
     McLean, Virginia 22102                                 West Sussex
      Phone +703 847 6598                              Phone +44 1342 716248
       Fax +703 847 1911                                Fax +44 1342 718967



[MBA LOGO]

--------------------------------------------------------------------------------
I. INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------

MORTEN BEYER & AGNEW, INC. (MBA), has been retained by American Airlines to determine the Current Base Value of 15 passenger aircraft delivered new. The aircraft are further identified in Section II of this report.

Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $971,200,000 as noted in
Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

[MBA LOGO]

          ----------------------------------------------------------------------
            II.   Aircraft
          ----------------------------------------------------------------------

           American Airlines

                     Serial
           Model     Number   Tail Number    Engine Type    Date of Mfr.    MTOW
          ---------------------------------------------------------------------------
          B737-823    29510     N908AN         CFM56-7B28     5/99            174,200
                      29511     N909AN                        5/99
                      29512     N910AN                        5/99
                      29513     N912AN                        6/99
                      29515     N914AN                        7/99
                      29516     N915AN                        7/99
                      29517     N916AN                        8/99
                      29518     N917AN                        8/99
                      29519     N918AN                        9/99
                      29520     N919AN                        9/99
          B767-323ER  29431     N394AN         CF6-80C2B86    6/98            408,000
                      29605     N398AN                        4/99
                      29606     N399AN                        5/99
          B777-223IGW 29587     N778AN         TRENT 892      6/99            648,000
                      29955     N779AN                        6/99


           Boeing 737-800               Boeing 737-300           Boeing 777-200




               [PHOTO]                       [PHOTO]                  [PHOTO]











          [MBA LOGO]

-------------------------------------------------------------------------------
III.     CURRENT MARKET CONDITIONS
-------------------------------------------------------------------------------

[PHOTO]


               Boeing 737-800


Between 1984 and 1999, Boeing launched no fewer than seven new versions of the B-737 Classic. The models vary in size from the -500/-600 series, which retain the 130 seat maximum capacity of the -200, plus the large -300s, -400s, -700s, -800s, and -900s, which have up to 189 seats. Initially the -300/-400s were Boeing's answer to the MD-80s, and the later -700/-800/-900s were designed in response to the inroads of the new technology Airbus A320 series.

Almost 2,000 of the -300/-400/-500 series were built between 1984 and 1999, and only 15 more remain on order. The New Generation series -600/-700/-800/-900s entered service in 1997, and already 1,200 have been ordered. The series features design refinements and new, quieter, and more efficient engines permitting the further stretch of the -800 and -900 models. Higher gross weight has also permitted transcontinental operations with the "NG" models.

The market for the NG B-737 has been strong, and production has been ramped up to 21 aircraft per month. New orders are slowing, however, with 91 of all NG models ordered in the last six months compared to 188 in the similar period last year. Boeing has made efforts to hold prices of these aircraft down through new manufacturing techniques.

As of June there were 24 B-737-300s, 12 -400s, and 1 -500 on the market for sale or lease. Only a handful of the NG series -600/-700/-800 are available, consisting of 0 -600s, 2 -700s and 0 -800s.


[PHOTO]


              Boeing 767-300ER


The initial -200s entered service in 1982, with the first ER's joining them in 1984, being steadily upgraded until the early 90's when production effectively ceased. The B-767-200, with its short body and 7-across seating is hard to make money with. In 1986 the domestic stretched B-767-300 entered service, soon


[MBA LOGO]
followed by the ER model, now able to take advantage of relaxed ETOPS regulations. With almost 600 B767s of all models in service, the aircraft has superceded most DC-10-30s and L-1011s in international service with front line carriers.

In 1996 Boeing opted to build a stretched 767, the -400ER model, to satisfy the needs of Delta who felt the B-777 was too big. There are now only 45 B-767-300ERs on order, plus 54 of the new -400ERs. There are currently 4 B-767-200ERs and 14-300ERs on the market as the aircraft continue to be popular with lenders and operators alike.

          ------------------
[PHOTO]   Boeing 777-200
          ------------------

The B-777 has gone through several name changes like 777-200/-200IGW and -200A/ -200B as higher gross weight models were developed. It is now offered as the -200, the 200ER and the -300. Most orders are for the 200ER model. The aircraft took, a bit of a hit when Asian carriers cancelled and delayed a number of orders, but Boeing has re-arranged the deck chairs and now shows 188 -200/200ERs and 23 -300s on order.

With 227 B-777s in service by 28 operators, Boeing has a healthy lead over its A330/340 rivals - but orders have been languishing due to the Asian crisis and Delta's cancellation of 11 due to pilot problems. Not to mention the most recent turn of events with China Airlines and their decision not to order the 777 in their most recent Boeing purchase. 57 777s are currently being in operated in North America.

[MBA LOGO]

-------------------------------------------------------------------------------
IV. VALUATION
-------------------------------------------------------------------------------

American Airlines

-----------------------------------------------------------------------------------------------------
Model      Serial Number     Tail Number        Engine Type      Date of Mfr      Current Base Value*
-----------------------------------------------------------------------------------------------------
B737-823      29510            N908AN           CFM56-7B26          5/99                44.18
              29511            N909AN                               5/99                44.18
              29512            N910AN                               5/99                44.18
              29513            N912AN                               6/99                44.27
              29515            N914AN                               7/99                44.36
              29516            N915AN                               7/99                44.36
              29517            N916AN                               8/99                44.44
              29518            N917AN                               8/99                44.44
              29519            N918AN                               9/99                44.53
              29520            N919AN                               9/99                44.53
B767-323ER    29431            N394AN           CF6-BOC2B6          6/98                86.27
              29605            N398AN                               4/99                89.34
              29606            N399AN                               5/99                89.52
B777-223IGW   29587            N778AN           Trent 892           6/99               131.30
              29955            N779AN                               6/99               131.30

*Includes adjustment for increased MTOW, at values in ($000,000)

In developing the Current Base Value of this aircraft, MBA did not inspect the aircraft nor its historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows:

     1. The aircraft is new (or relatively new).

     2. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

     3. The aircraft is in a standard airline configuration.

     4. No accounting is made for lease obligations or terms of ownership.


[MBA LOGO]

------------------------------------------------------------------------------
V.  COVENANTS
------------------------------------------------------------------------------

This report has been prepared for the exclusive use of American Airlines and shall not be provided to other parties by MBA without the express consent of American Airlines.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Market Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Market Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by American Airlines or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                       PREPARED BY:

                                       /s/ BRYSON P. MONTELEONE

                                       BRYSON P. MONTELEONE
                                       DIRECTOR OF OPERATIONS

                                       REVIEWED BY:

                                       /s/ MORTEN S. BEYER

                                       MORTEN S. BEYER, APPRAISER FELLOW
                                       CHAIRMAN AND CEO
                                       ISTAT CERTIFIED SENIOR APPRAISER

[MBA LOGO]

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-1 EQUIPMENT NOTES

REGULAR DISTRIBUTION
DATE                     N908AN        N909AN        N910AN        N912AN         N914AN          N915AN          N916AN
--------------------   -----------   -----------   -----------   -----------   -------------   -------------   -------------
April 15, 2000.......  $624,420.00   $624,465.00   $624,465.00   $625,140.00   $        0.00   $        0.00   $        0.00
October 15, 2000.....   925,066.67    925,133.33    925,133.33    926,133.33    1,555,996.83    1,556,108.50    1,557,113.50
April 15, 2001.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2001.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2002.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2002.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2003.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2003.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2004.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2004.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2005.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2005.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2006.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2006.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2007.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2007.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2008.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00
October 15, 2008.....         0.00          0.00          0.00          0.00      627,043.50      627,088.50      627,493.50
April 15, 2009.......   624,420.00    624,465.00    624,465.00    625,140.00            0.00            0.00            0.00

REGULAR DISTRIBUTION
DATE                      N917AN
--------------------   -------------
April 15, 2000.......  $        0.00
October 15, 2000.....   1,557,113.50
April 15, 2001.......           0.00
October 15, 2001.....     627,493.50
April 15, 2002.......           0.00
October 15, 2002.....     627,493.50
April 15, 2003.......           0.00
October 15, 2003.....     627,493.50
April 15, 2004.......           0.00
October 15, 2004.....     627,493.50
April 15, 2005.......           0.00
October 15, 2005.....     627,493.50
April 15, 2006.......           0.00
October 15, 2006.....     627,493.50
April 15, 2007.......           0.00
October 15, 2007.....     627,493.50
April 15, 2008.......           0.00
October 15, 2008.....     627,493.50
April 15, 2009.......           0.00

REGULAR DISTRIBUTION
DATE                      N918AN          N919AN          N394AN          N398AN          N399AN          N778AN
--------------------   -------------   -------------   -------------   -------------   -------------   -------------
April 15, 2000.......  $        0.00   $        0.00   $1,201,221.65   $1,215,585.00   $1,216,935.00   $1,788,615.00
October 15, 2000.....   1,558,118.50    1,558,118.50    1,726,200.00    1,800,866.67    1,802,866.67    2,649,800.00
April 15, 2001.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2001.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2002.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2002.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2003.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2003.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2004.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2004.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2005.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2005.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2006.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2006.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2007.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2007.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2008.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00
October 15, 2008.....     627,898.50      627,898.50            0.00            0.00            0.00            0.00
April 15, 2009.......           0.00            0.00    1,201,221.65    1,215,585.00    1,216,935.00    1,788,615.00

REGULAR DISTRIBUTION
DATE                      N779AN
--------------------   -------------
April 15, 2000.......  $1,788,750.00
October 15, 2000.....   2,650,000.00
April 15, 2001.......   1,788,750.00
October 15, 2001.....           0.00
April 15, 2002.......   1,788,750.00
October 15, 2002.....           0.00
April 15, 2003.......   1,788,750.00
October 15, 2003.....           0.00
April 15, 2004.......   1,788,750.00
October 15, 2004.....           0.00
April 15, 2005.......   1,788,750.00
October 15, 2005.....           0.00
April 15, 2006.......   1,788,750.00
October 15, 2006.....           0.00
April 15, 2007.......   1,788,750.00
October 15, 2007.....           0.00
April 15, 2008.......   1,788,750.00
October 15, 2008.....           0.00
April 15, 2009.......   1,788,686.17

                                      III-1

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                           SERIES A-2 EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE          N908AN           N909AN           N910AN           N912AN           N914AN           N915AN
-----------------      --------------   --------------   --------------   --------------   --------------   --------------
April 15, 2000.......  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
October 15, 2000.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2001.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2001.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2002.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2002.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2003.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2003.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2004.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2004.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2005.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2005.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2006.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2006.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2007.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2007.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2008.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2008.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2009.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2009.....   14,569,800.00    14,570,850.00    14,570,850.00    14,586,600.00    15,258,058.50    15,259,153.50

REGULAR
DISTRIBUTION DATE          N916AN           N917AN
-----------------      --------------   --------------
April 15, 2000.......  $         0.00   $         0.00
October 15, 2000.....            0.00             0.00
April 15, 2001.......            0.00             0.00
October 15, 2001.....            0.00             0.00
April 15, 2002.......            0.00             0.00
October 15, 2002.....            0.00             0.00
April 15, 2003.......            0.00             0.00
October 15, 2003.....            0.00             0.00
April 15, 2004.......            0.00             0.00
October 15, 2004.....            0.00             0.00
April 15, 2005.......            0.00             0.00
October 15, 2005.....            0.00             0.00
April 15, 2006.......            0.00             0.00
October 15, 2006.....            0.00             0.00
April 15, 2007.......            0.00             0.00
October 15, 2007.....            0.00             0.00
April 15, 2008.......            0.00             0.00
October 15, 2008.....            0.00             0.00
April 15, 2009.......            0.00             0.00
October 15, 2009.....   15,269,008.50    15,269,008.50

REGULAR
DISTRIBUTION DATE          N918AN           N919AN           N394AN           N398AN           N399AN           N778AN
-----------------      --------------   --------------   --------------   --------------   --------------   --------------
April 15, 2000.......  $         0.00   $         0.00   $         0.00   $         0.00   $         0.00   $         0.00
October 15, 2000.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2001.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2001.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2002.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2002.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2003.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2003.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2004.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2004.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2005.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2005.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2006.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2006.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2007.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2007.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2008.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2008.....            0.00             0.00             0.00             0.00             0.00             0.00
April 15, 2009.......            0.00             0.00             0.00             0.00             0.00             0.00
October 15, 2009.....   15,278,863.50    15,278,863.50    26,827,283.51    28,363,650.00    28,395,150.00    41,734,350.00

REGULAR
DISTRIBUTION DATE          N779AN
-----------------      --------------
April 15, 2000.......  $         0.00
October 15, 2000.....            0.00
April 15, 2001.......            0.00
October 15, 2001.....            0.00
April 15, 2002.......            0.00
October 15, 2002.....            0.00
April 15, 2003.......            0.00
October 15, 2003.....            0.00
April 15, 2004.......            0.00
October 15, 2004.....            0.00
April 15, 2005.......            0.00
October 15, 2005.....            0.00
April 15, 2006.......            0.00
October 15, 2006.....            0.00
April 15, 2007.......            0.00
October 15, 2007.....            0.00
April 15, 2008.......            0.00
October 15, 2008.....            0.00
April 15, 2009.......            0.00
October 15, 2009.....   41,737,510.49

                                      III-2

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                            SERIES B EQUIPMENT NOTES

REGULAR
DISTRIBUTION DATE         N908AN          N909AN          N910AN          N912AN          N914AN          N915AN
-----------------      -------------   -------------   -------------   -------------   -------------   -------------
April 15, 2000.......  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
October 15, 2000.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2001.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2001.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2002.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2002.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2003.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2003.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2004.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2004.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2005.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2005.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2006.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2006.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2007.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2007.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2008.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2008.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2009.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2009.....   3,885,280.00    3,885,560.00    3,885,560.00    3,889,760.00    4,068,815.60    4,069,107.60

REGULAR
DISTRIBUTION DATE         N916AN          N917AN
-----------------      -------------   -------------
April 15, 2000.......  $        0.00   $        0.00
October 15, 2000.....           0.00            0.00
April 15, 2001.......           0.00            0.00
October 15, 2001.....           0.00            0.00
April 15, 2002.......           0.00            0.00
October 15, 2002.....           0.00            0.00
April 15, 2003.......           0.00            0.00
October 15, 2003.....           0.00            0.00
April 15, 2004.......           0.00            0.00
October 15, 2004.....           0.00            0.00
April 15, 2005.......           0.00            0.00
October 15, 2005.....           0.00            0.00
April 15, 2006.......           0.00            0.00
October 15, 2006.....           0.00            0.00
April 15, 2007.......           0.00            0.00
October 15, 2007.....           0.00            0.00
April 15, 2008.......           0.00            0.00
October 15, 2008.....           0.00            0.00
April 15, 2009.......           0.00            0.00
October 15, 2009.....   4,071,735.60    4,071,735.60

REGULAR
DISTRIBUTION DATE         N918AN          N919AN          N394AN          N398AN          N399AN           N778AN
-----------------      -------------   -------------   -------------   -------------   -------------   --------------
April 15, 2000.......  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $         0.00
October 15, 2000.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2001.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2001.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2002.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2002.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2003.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2003.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2004.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2004.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2005.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2005.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2006.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2006.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2007.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2007.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2008.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2008.....           0.00            0.00            0.00            0.00            0.00             0.00
April 15, 2009.......           0.00            0.00            0.00            0.00            0.00             0.00
October 15, 2009.....   4,074,363.60    4,074,363.60    7,153,942.27    7,563,640.00    7,572,040.00    11,129,160.00

REGULAR
DISTRIBUTION DATE          N779AN
-----------------      --------------
April 15, 2000.......  $         0.00
October 15, 2000.....            0.00
April 15, 2001.......            0.00
October 15, 2001.....            0.00
April 15, 2002.......            0.00
October 15, 2002.....            0.00
April 15, 2003.......            0.00
October 15, 2003.....            0.00
April 15, 2004.......            0.00
October 15, 2004.....            0.00
April 15, 2005.......            0.00
October 15, 2005.....            0.00
April 15, 2006.......            0.00
October 15, 2006.....            0.00
April 15, 2007.......            0.00
October 15, 2007.....            0.00
April 15, 2008.......            0.00
October 15, 2008.....            0.00
April 15, 2009.......            0.00
October 15, 2009.....   11,129,936.13

                                      III-3

                                  APPENDIX III

                       EQUIPMENT NOTE PRINCIPAL PAYMENTS

                            SERIES C EQUIPMENT NOTES

REGULAR DISTRIBUTION
DATE                        N908AN          N909AN          N910AN          N912AN          N914AN          N915AN
--------------------     -------------   -------------   -------------   -------------   -------------   -------------
April 15, 2000.........  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
October 15, 2000.......           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2001.........           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2001.......           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2002.........           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2002.......           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2003.........           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2003.......           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2004.........           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2004.......   2,191,886.68    2,192,044.64    2,192,044.64    2,194,414.08    2,278,781.62    2,278,945.16

REGULAR DISTRIBUTION
DATE                        N916AN          N917AN
--------------------     -------------   -------------
April 15, 2000.........  $        0.00   $        0.00
October 15, 2000.......           0.00            0.00
April 15, 2001.........           0.00            0.00
October 15, 2001.......           0.00            0.00
April 15, 2002.........           0.00            0.00
October 15, 2002.......           0.00            0.00
April 15, 2003.........           0.00            0.00
October 15, 2003.......           0.00            0.00
April 15, 2004.........           0.00            0.00
October 15, 2004.......   2,280,417.00    2,280,417.00

REGULAR DISTRIBUTION
DATE                      N918AN          N919AN          N394AN          N398AN          N399AN          N778AN
--------------------   -------------   -------------   -------------   -------------   -------------   -------------
April 15, 2000.......  $        0.00   $        0.00   $        0.00   $        0.00   $        0.00   $        0.00
October 15, 2000.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2001.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2001.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2002.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2002.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2003.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2003.....           0.00            0.00            0.00            0.00            0.00            0.00
April 15, 2004.......           0.00            0.00            0.00            0.00            0.00            0.00
October 15, 2004.....   2,281,888.84    2,281,888.84    4,067,797.92    4,267,039.12    4,271,777.99    6,278,532.70

REGULAR DISTRIBUTION
DATE                      N779AN
--------------------   -------------
April 15, 2000.......  $        0.00
October 15, 2000.....           0.00
April 15, 2001.......           0.00
October 15, 2001.....           0.00
April 15, 2002.......           0.00
October 15, 2002.....           0.00
April 15, 2003.......           0.00
October 15, 2003.....           0.00
April 15, 2004.......           0.00
October 15, 2004.....   6,279,123.77

                                      III-4

                                  APPENDIX IV

                   LOAN TO VALUE RATIOS OF EQUIPMENT NOTES(1)


                                                  N908AN                                    N909AN
                                  --------------------------------------    --------------------------------------
                                    EQUIPMENT                                 EQUIPMENT
                                      NOTES                                     NOTES
                                   OUTSTANDING                     LOAN      OUTSTANDING                     LOAN
                                    PRINCIPAL        ASSUMED        TO        PRINCIPAL        ASSUMED        TO
                                     AMOUNT       AIRCRAFT VALUE   VALUE       AMOUNT       AIRCRAFT VALUE   VALUE
DATE                              (IN MILLIONS)   (IN MILLIONS)    RATIO    (IN MILLIONS)   (IN MILLIONS)    RATIO
----                              -------------   --------------   -----    -------------   --------------   -----
October 6, 1999.................     $27.82           $46.25       60.1%       $27.82           $46.26       60.1%
October 15, 2000................      26.27            44.87       58.5         26.27            44.87       58.5
October 15, 2001................      25.64            43.48       59.0         25.64            43.48       59.0
October 15, 2002................      25.02            42.09       59.4         25.02            42.09       59.4
October 15, 2003................      24.39            40.70       59.9         24.40            40.71       59.9
October 15, 2004................      21.58            39.32       54.9         21.58            39.32       54.9
October 15, 2005................      20.95            37.93       55.2         20.95            37.93       55.2
October 15, 2006................      20.33            36.54       55.6         20.33            36.54       55.6
October 15, 2007................      19.70            35.15       56.1         19.71            35.16       56.1
October 15, 2008................      19.08            33.76       56.5         19.08            33.77       56.5
October 15, 2009................       0.00             0.00         NA          0.00             0.00         NA



                                                  N910AN                                    N912AN
                                  --------------------------------------    --------------------------------------
                                    EQUIPMENT                                 EQUIPMENT
                                      NOTES                                     NOTES
                                   OUTSTANDING                     LOAN      OUTSTANDING                     LOAN
                                    PRINCIPAL        ASSUMED        TO        PRINCIPAL        ASSUMED        TO
                                     AMOUNT       AIRCRAFT VALUE   VALUE       AMOUNT       AIRCRAFT VALUE   VALUE
DATE                              (IN MILLIONS)   (IN MILLIONS)    RATIO    (IN MILLIONS)   (IN MILLIONS)    RATIO
----                              -------------   --------------   -----    -------------   --------------   -----
October 6, 1999.................     $27.82           $46.26       60.1%       $27.85           $46.31       60.1%
October 15, 2000................      26.27            44.87       58.5         26.30            44.92       58.5
October 15, 2001................      25.64            43.48       59.0         25.67            43.53       59.0
October 15, 2002................      25.02            42.09       59.4         25.05            42.14       59.4
October 15, 2003................      24.40            40.71       59.9         24.42            40.75       59.9
October 15, 2004................      21.58            39.32       54.9         21.60            39.36       54.9
October 15, 2005................      20.95            37.93       55.2         20.98            37.97       55.2
October 15, 2006................      20.33            36.54       55.6         20.35            36.58       55.6
October 15, 2007................      19.71            35.16       56.1         19.73            35.19       56.1
October 15, 2008................      19.08            33.77       56.5         19.10            33.80       56.5
October 15, 2009................       0.00             0.00         NA          0.00             0.00         NA


---------------

(1) For a description of the methodology used to calculate the loan to value ratios of the Equipment Notes issued in respect of each Aircraft set forth in this table and certain important assumptions and qualifications relating thereto, see "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes."

                                                  N914AN                                    N915AN
                                  --------------------------------------    --------------------------------------
                                    EQUIPMENT                                 EQUIPMENT
                                      NOTES                                     NOTES
                                   OUTSTANDING                     LOAN      OUTSTANDING                     LOAN
                                    PRINCIPAL        ASSUMED        TO        PRINCIPAL        ASSUMED        TO
                                     AMOUNT       AIRCRAFT VALUE   VALUE       AMOUNT       AIRCRAFT VALUE   VALUE
DATE                              (IN MILLIONS)   (IN MILLIONS)    RATIO    (IN MILLIONS)   (IN MILLIONS)    RATIO
----                              -------------   --------------   -----    -------------   --------------   -----
October 6, 1999.................     $28.18           $46.45       60.7%       $28.18           $46.45        60.7%
October 15, 2000................      26.62            45.05       59.1         26.62            45.06        59.1
October 15, 2001................      25.99            43.66       59.5         26.00            43.66        59.5
October 15, 2002................      25.37            42.27       60.0         25.37            42.27        60.0
October 15, 2003................      24.74            40.87       60.5         24.74            40.88        60.5
October 15, 2004................      21.84            39.48       55.3         21.84            39.48        55.3
October 15, 2005................      21.21            38.09       55.7         21.21            38.09        55.7
October 15, 2006................      20.58            36.69       56.1         20.58            36.70        56.1
October 15, 2007................      19.95            35.30       56.5         19.96            35.30        56.5
October 15, 2008................      19.33            33.91       57.0         19.33            33.91        57.0
October 15, 2009................       0.00             0.00         NA          0.00             0.00          NA



                                                  N916AN                                    N917AN
                                  --------------------------------------    --------------------------------------
                                    EQUIPMENT                                 EQUIPMENT
                                      NOTES                                     NOTES
                                   OUTSTANDING                     LOAN      OUTSTANDING                     LOAN
                                    PRINCIPAL        ASSUMED        TO        PRINCIPAL        ASSUMED        TO
                                     AMOUNT       AIRCRAFT VALUE   VALUE       AMOUNT       AIRCRAFT VALUE   VALUE
DATE                              (IN MILLIONS)   (IN MILLIONS)    RATIO    (IN MILLIONS)   (IN MILLIONS)    RATIO
----                              -------------   --------------   -----    -------------   --------------   -----
October 6, 1999.................     $28.20           $46.48       60.7%       $28.20           $46.48       60.7%
October 15, 2000................      26.64            45.09       59.1         26.64            45.09       59.1
October 15, 2001................      26.01            43.69       59.5         26.01            43.69       59.5
October 15, 2002................      25.39            42.30       60.0         25.39            42.30       60.0
October 15, 2003................      24.76            40.90       60.5         24.76            40.90       60.5
October 15, 2004................      21.85            39.51       55.3         21.85            39.51       55.3
October 15, 2005................      21.22            38.11       55.7         21.22            38.11       55.7
October 15, 2006................      20.60            36.72       56.1         20.60            36.72       56.1
October 15, 2007................      19.97            35.33       56.5         19.97            35.33       56.5
October 15, 2008................      19.34            33.93       57.0         19.34            33.93       57.0
October 15, 2009................       0.00             0.00         NA          0.00             0.00         NA

                                             N918AN                                      N919AN
                            ----------------------------------------    ----------------------------------------
                            EQUIPMENT NOTES                             EQUIPMENT NOTES
                              OUTSTANDING                      LOAN       OUTSTANDING                      LOAN
                               PRINCIPAL         ASSUMED        TO         PRINCIPAL         ASSUMED        TO
                                AMOUNT        AIRCRAFT VALUE   VALUE        AMOUNT        AIRCRAFT VALUE   VALUE
DATE                         (IN MILLIONS)    (IN MILLIONS)    RATIO     (IN MILLIONS)    (IN MILLIONS)    RATIO
----                        ---------------   --------------   -----    ---------------   --------------   -----
October 6, 1999...........      $28.22            $46.51       60.7%        $28.22            $46.51       60.7%
October 15, 2000..........       26.66             45.12       59.1          26.66             45.12       59.1
October 15, 2001..........       26.03             43.72       59.5          26.03             43.72       59.5
October 15, 2002..........       25.40             42.33       60.0          25.40             42.33       60.0
October 15, 2003..........       24.77             40.93       60.5          24.77             40.93       60.5
October 15, 2004..........       21.86             39.53       55.3          21.86             39.53       55.3
October 15, 2005..........       21.24             38.14       55.7          21.24             38.14       55.7
October 15, 2006..........       20.61             36.74       56.1          20.61             36.74       56.1
October 15, 2007..........       19.98             35.35       56.5          19.98             35.35       56.5
October 15, 2008..........       19.35             33.95       57.0          19.35             33.95       57.0
October 15, 2009..........        0.00              0.00         NA           0.00              0.00         NA



                                             N394AN                                      N398AN
                            ----------------------------------------    ----------------------------------------
                            EQUIPMENT NOTES                             EQUIPMENT NOTES
                              OUTSTANDING                      LOAN       OUTSTANDING                      LOAN
                               PRINCIPAL         ASSUMED        TO         PRINCIPAL         ASSUMED        TO
                                AMOUNT        AIRCRAFT VALUE   VALUE        AMOUNT        AIRCRAFT VALUE   VALUE
DATE                         (IN MILLIONS)    (IN MILLIONS)    RATIO     (IN MILLIONS)    (IN MILLIONS)    RATIO
----                        ---------------   --------------   -----    ---------------   --------------   -----
October 6, 1999...........      $51.79            $86.31       60.0%        $54.15            $90.04       60.1%
October 15, 2000..........       48.86             83.64       58.4          51.13             87.34       58.5
October 15, 2001..........       47.66             80.97       58.9          49.92             84.64       59.0
October 15, 2002..........       46.46             78.30       59.3          48.70             81.94       59.4
October 15, 2003..........       45.26             75.63       59.8          47.49             79.24       59.9
October 15, 2004..........       39.99             72.96       54.8          42.01             76.54       54.9
October 15, 2005..........       38.79             70.29       55.2          40.79             73.84       55.2
October 15, 2006..........       37.58             67.62       55.6          39.57             71.13       55.6
October 15, 2007..........       36.38             64.95       56.0          38.36             68.43       56.1
October 15, 2008..........       35.18             62.29       56.5          37.14             65.73       56.5
October 15, 2009..........        0.00              0.00         NA           0.00              0.00         NA

                                             N399AN                                      N778AN
                            ----------------------------------------    ----------------------------------------
                            EQUIPMENT NOTES                             EQUIPMENT NOTES
                              OUTSTANDING                      LOAN       OUTSTANDING                      LOAN
                               PRINCIPAL         ASSUMED        TO         PRINCIPAL         ASSUMED        TO
                                AMOUNT        AIRCRAFT VALUE   VALUE        AMOUNT        AIRCRAFT VALUE   VALUE
DATE                         (IN MILLIONS)    (IN MILLIONS)    RATIO     (IN MILLIONS)    (IN MILLIONS)    RATIO
----                        ---------------   --------------   -----    ---------------   --------------   -----
October 6, 1999...........      $54.21            $90.14       60.1%        $79.68           $132.49       60.1%
October 15, 2000..........       51.19             87.44       58.5          75.24            128.52       58.5
October 15, 2001..........       49.97             84.73       59.0          73.45            124.54       59.0
October 15, 2002..........       48.76             82.03       59.4          71.66            120.57       59.4
October 15, 2003..........       47.54             79.33       59.9          69.87            116.59       59.9
October 15, 2004..........       42.05             76.62       54.9          61.81            112.62       54.9
October 15, 2005..........       40.83             73.92       55.2          60.02            108.64       55.2
October 15, 2006..........       39.62             71.21       55.6          58.23            104.67       55.6
October 15, 2007..........       38.40             68.51       56.1          56.44            100.69       56.1
October 15, 2008..........       37.18             65.80       56.5          54.65             96.72       56.5
October 15, 2009..........        0.00              0.00         NA           0.00              0.00         NA



                                             N779AN
                            ----------------------------------------
                            EQUIPMENT NOTES
                              OUTSTANDING                      LOAN
                               PRINCIPAL         ASSUMED        TO
                                AMOUNT        AIRCRAFT VALUE   VALUE
DATE                         (IN MILLIONS)    (IN MILLIONS)    RATIO
----                        ---------------   --------------   -----
October 6, 1999...........      $79.68           $132.50       60.1%
October 15, 2000..........       75.25            128.53       58.5
October 15, 2001..........       73.46            124.55       59.0
October 15, 2002..........       71.67            120.58       59.4
October 15, 2003..........       69.88            116.60       59.9
October 15, 2004..........       61.81            112.63       54.9
October 15, 2005..........       60.02            108.65       55.2
October 15, 2006..........       58.23            104.68       55.6
October 15, 2007..........       56.44            100.70       56.1
October 15, 2008..........       54.66             96.73       56.5
October 15, 2009..........        0.00              0.00         NA

                                 $1,250,000,000

                            AMERICAN AIRLINES, INC.

                           PASS THROUGH CERTIFICATES

     This Prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts to be formed by American Airlines, Inc. We will describe the specific terms of any offering of Pass Through Certificates in a Prospectus Supplement to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplements carefully before you invest.

THE PASS THROUGH CERTIFICATES --

     - Will be issued in one or more series.

     - Will be payable at the times and in the amounts specified in the accompanying Prospectus Supplement.

     - Will represent interests in the relevant Trust only, will be paid only from the assets of that Trust and will not represent obligations of, or be guaranteed by, American.

     - May have one or more forms of credit or liquidity enhancement.

EACH PASS THROUGH TRUST --

     - Will own:

      - Equipment Notes of one or more series, and

      - other property described in this Prospectus and the accompanying Prospectus Supplement.

     - Will pass through payments on the Equipment Notes and other property that it owns, subject to any applicable subordination provisions.

THE EQUIPMENT NOTES --

     - Will be either

      - Owned Aircraft Notes issued by American, or

      - Leased Aircraft Notes issued on a non-recourse basis by owner trustees pursuant to aircraft leveraged leases with American. The amounts due from American under each such lease will be sufficient to make all regularly scheduled payments required on the related Equipment Notes, subject to some limited exceptions.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is April 30, 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................    2
Where You Can Find More Information.........................    2
The Company.................................................    4
Ratio of Earnings to Fixed Charges..........................    4
Formation of the Trusts.....................................    4
Use of Proceeds.............................................    5
Description of the Pass Through Certificates................    5
Description of the Equipment Notes..........................   18
Credit Enhancements.........................................   24
Certain Federal Income Tax Consequences.....................   24
Certain Connecticut Taxes...................................   26
ERISA Considerations........................................   27
Plan of Distribution........................................   27
Legal Opinions..............................................   28
Experts.....................................................   28

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Pass Through Certificates we may offer. Each time we sell Pass Through Certificates, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below under "Where You Can Find More Information."

     This Prospectus does not contain all of the information set forth in the registration statement that we filed with the SEC or in the exhibits to that registration statement. For further information about American or the Pass Through Certificates, you should refer to that registration statement and its exhibits. Statements contained in this Prospectus or in any Prospectus Supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

     The registration statement that we filed with the SEC relating to the Pass Through Certificates can be obtained from the SEC, as described below under "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     The SEC allows us to "incorporate by reference" the information we file with it, which means:

     - we can disclose important information to you by referring you to those documents;

     - information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus or in any Prospectus Supplement; and

     - information that we file with the SEC will automatically update and supersede this Prospectus and any Prospectus Supplements.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until we complete our offering of Pass Through Certificates:

     - Annual Report on Form 10-K for the year ended December 31, 1998.

     - Current Reports on Form 8-K filed February 18, 1999, February 24, 1999, March 18, 1999 and April 23, 1999.

     You may obtain a copy of these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

       Corporate Secretary
       American Airlines, Inc.
       P.O. Box 619616, Mail Drop 5675
       Dallas/Fort Worth Airport, Texas 75261-9616
       (817) 963-1234

     You should rely only on the information incorporated by reference or provided in this Prospectus or any applicable Prospectus Supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of American since the date of this Prospectus or any applicable Prospectus Supplement.

                                  THE COMPANY

     American, the principal subsidiary of AMR Corporation, was founded in 1934. American is one of the largest scheduled passenger airlines in the world. At the end of 1998, American provided scheduled jet service to more than 180 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a full range of freight and mail services to shippers throughout its system.

     The postal address for American's principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234).

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table contains American's ratio of earnings to fixed charges for the periods indicated:

                                                YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                          1994    1995    1996    1997    1998
                                          ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges......  1.07    1.00    1.88    2.27    2.82

     For purposes of the table, "earnings" represents American's consolidated income from continuing operations before income taxes, extraordinary items and fixed charges (excluding interest capitalized). "Fixed charges" consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

                            FORMATION OF THE TRUSTS

     American will enter into a Pass Through Trust Agreement (the "Basic Agreement") with State Street Bank and Trust Company of Connecticut, National Association, as Trustee (the "Trustee"). Each series of Pass Through Certificates will be issued by a separate Trust. Each separate Trust will be formed pursuant to the Basic Agreement and a specific supplement to the Basic Agreement (each, a "Trust Supplement") between American and the Trustee. All Pass Through Certificates issued by a particular Trust will represent fractional undivided interests in such Trust and the property held in such Trust, and, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, will have no rights, benefits or interest in respect of any other Trust or the property held in any other Trust.

     Concurrently with the execution and delivery of each Trust Supplement, the Trustee, on behalf of the Trust formed by the Trust Supplement, will enter into one or more agreements (each such agreement being herein referred to as a "Note Purchase Agreement") pursuant to which it will agree to purchase one or more Equipment Notes. All of the Equipment Notes that constitute the property of any one Trust will have an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued by such Trust. The Trustee will distribute principal, premium, if any, and interest payments received by it as holder of the Equipment Notes to the registered holders of Pass Through Certificates (the "Certificateholders") of the Trust in which such Equipment Notes are held, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

                                USE OF PROCEEDS

     Except as set forth in the applicable Prospectus Supplement, the Trustee for each Trust will use the proceeds from the sale of the Pass Through Certificates issued by such Trust to purchase one or more Owned Aircraft Notes or Leased Aircraft Notes. The Owned Aircraft Notes will be secured by certain aircraft owned or to be owned by American ("Owned Aircraft"), and the Leased Aircraft Notes will be secured by certain aircraft leased or to be leased to American ("Leased Aircraft"). In certain cases, Owned Aircraft Notes or Leased Aircraft Notes may be issued to refinance debt, lease or other transactions previously entered into to finance the applicable aircraft.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt related to the same Owned or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement establishing priorities among series of Pass Through Certificates. Also, a liquidity facility may support one or more payments on the Equipment Notes or Pass Through Certificates of one or more series. We will describe any such credit enhancements in the applicable Prospectus Supplement.

     To the extent that the Trustee does not use the proceeds of any offering of Pass Through Certificates to purchase Equipment Notes on the date of issuance of such Pass Through Certificates, it will hold such proceeds for the benefit of the holders of such Pass Through Certificates under arrangements that we will describe in the applicable Prospectus Supplement. If the Trustee does not subsequently use any portion of such proceeds to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, it will return that portion of such proceeds to the holders of such Pass Through Certificates.

     In addition, we may offer Pass Through Certificates subject to delayed aircraft financing arrangements, such as the following:

     - A Trust may purchase Leased Aircraft Notes issued by an Owner Trustee prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Lease.

     - A Trust may purchase Owned Aircraft Notes issued by American prior to the expected delivery date of certain Owned Aircraft.

     - The proceeds of the offering of such Pass Through Certificates may be invested with a depositary or represented by escrow receipts until used to purchase Equipment Notes.

     In such circumstances, we will describe in the Prospectus Supplement how the proceeds of the Pass Through Certificates will be held or applied during any such delayed aircraft financing period, including any depositary or escrow arrangements.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

     The following description is a summary of the terms of the Pass Through Certificates that we expect will be common to all series. Most of the financial terms and other specific terms of any series of Pass Through Certificates will be described in a Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Pass Through Certificates may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates, and it is subject to and qualified in its entirety by reference to all the provisions of the Basic Agreement and the applicable Trust Supplements. The form of Basic Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. American will file with the SEC the Trust Supplement relating to each series of Pass Through Certificates and the forms of Indenture, Lease (if any), Note Purchase Agreement, intercreditor and subordination agreement (if any) and liquidity facility agreement (if any) relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the Registration Statement of which this Prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

     The Pass Through Certificates offered pursuant to this Prospectus will be limited to $1,250,000,000 aggregate public offering price (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign or composite currencies or currency units).

     To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Pass Through Certificates of each Trust will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the separate Trust created by the Basic Agreement and the Trust Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the Trust Property of each Trust. The Trust Property will include (i) the Equipment Notes held in such Trust and all monies at any time paid thereon and all monies due and to become due thereunder, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement, (ii) funds from time to time deposited with the Trustee in accounts relating to such Trust and (iii) if so specified in the applicable Prospectus Supplement, rights under any cross-subordination arrangements, monies receivable under any liquidity facility and any other rights or property described therein.

     Equipment Notes may be Owned Aircraft Notes or Leased Aircraft Notes. American will issue Owned Aircraft Notes under separate trust indentures (the "Owned Aircraft Indentures") between American and a bank, trust company or other institution or person specified in the related Prospectus Supplement, as trustee thereunder (in such capacity, herein referred to as the "Loan Trustee"). The Owned Aircraft Notes will be recourse obligations of American. The Owned Aircraft may secure additional debt or be subject to other financing arrangements.

     Leased Aircraft Notes will be issued in connection with the leveraged lease of Leased Aircraft to American. Except as set forth in the applicable Prospectus Supplement, each Leased Aircraft will be leased to American under a lease (a "Lease") between American and a bank, trust company or other institution acting not in its individual capacity but solely as trustee (an "Owner Trustee") of a separate trust for the benefit of one or more beneficial owners (each, an "Owner Participant") of the Leased Aircraft. Owner Participants may include American or affiliates of American. The Owner Trustee will issue the Leased Aircraft Notes on a non-recourse basis under separate trust indentures (the "Leased Aircraft Indentures") between it and the applicable Loan Trustee to finance or refinance a portion of the cost to it of the applicable Leased Aircraft. The Owner Trustee will obtain a portion of the funding for the Leased Aircraft from the equity investments of the related Owner Participants and, to the extent set forth in the applicable Prospectus Supplement, additional debt secured by such Leased Aircraft or other sources. The Leased Aircraft also may be subject to other financing arrangements. No Owner Trustee or Owner Participant, however, will be personally liable for any principal or interest payable under the related Leased Aircraft Indenture or the Leased Aircraft Notes issued thereunder. The rents and other amounts payable by American under the Lease relating to any Leased Aircraft will be in amounts sufficient to pay when due all principal and interest payments on the Leased Aircraft Notes issued under the Leased Aircraft Indenture in respect of such Leased Aircraft, subject to some limited exceptions.

     Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Notes and other property held in the related Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Pass Through Certificate will be issued in minimum denominations of $1,000 or any integral multiple of $1,000 except that one Pass Through Certificate of each series may be issued in a different denomination. The Pass Through Certificates do not represent an interest in or obligation of American, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant, or any of their respective affiliates. Each Certificateholder by its acceptance of a Pass Through

Certificate agrees to look solely to the income and proceeds from the Trust Property of the applicable Trust as provided in the Basic Agreement and the applicable Trust Supplement.

     A Trust may hold Owned Aircraft Notes or Leased Aircraft Notes that are subordinated in right of payment to other Equipment Notes or other debt relating to the same or certain related Owned Aircraft or Leased Aircraft. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement or similar arrangements establishing priorities among series of Pass Through Certificates. Also, payments in respect of the Pass Through Certificates of one or more series, or the Equipment Notes of one or more series, or both, may be supported by a liquidity facility or similar arrangements. See "Credit Enhancements" below. Any such intercreditor, subordination, liquidity facility or other credit enhancement arrangements will be described in the applicable Prospectus Supplement. This description assumes that the Pass Through Certificates will be issued without credit enhancements. If any credit enhancements are used, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such credit enhancements.

     In addition, this description generally assumes that, on or before the date of the sale of any series of Pass Through Certificates, the related Aircraft shall have been delivered and the ownership or lease financing arrangements for such Aircraft shall have been put in place. However, it is possible that some or all of the Aircraft related to a particular offering of Pass Through Certificates may be subject to certain delayed aircraft financing arrangements. See "Description of the Equipment Notes -- General" below. In the event of any delayed aircraft financing arrangements, certain terms of the Pass Through Certificates will differ in some respects from the terms described in this Prospectus. The applicable Prospectus Supplement will reflect the material differences arising from any such delayed aircraft financing arrangements.

     Interest will be passed through to Certificateholders of each Trust at the rate per annum payable on the Equipment Notes held in such Trust, as set forth for such Trust on the cover page of the applicable Prospectus Supplement, subject to the effect of any cross-subordination provisions described in the applicable Prospectus Supplement.

     Reference is made to the Prospectus Supplement that accompanies this Prospectus for a description of the specific series of Pass Through Certificates being offered thereby, including:

          (1) the specific designation and title of such Pass Through Certificates and the related Trust;

          (2) the Regular Distribution Dates (as defined below) and Special Distribution Dates (as defined below) applicable to such Pass Through Certificates;

          (3) the currency or currencies (including composite currencies or currency units) in which such Pass Through Certificates may be denominated or payable;

          (4) the specific form of such Pass Through Certificates, including whether or not such Pass Through Certificates are to be issued in accordance with a book-entry system or in bearer form;

          (5) a description of the Equipment Notes to be purchased by such Trust, including (a) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Notes may or must be redeemed, purchased or defeased, in whole or in part, by American or, with respect to Leased Aircraft Notes, the Owner Trustee or Owner Participant, (b) the payment priority of such Equipment Notes in relation to any other Equipment Notes or other debt issued with respect to the same Aircraft, (c) any additional security or liquidity enhancements therefor and (d) any intercreditor or other rights or limitations between or among the holders of Equipment Notes of different priorities issued with respect to the same Aircraft;

          (6) a description of the related Aircraft, including whether each such Aircraft is a Leased Aircraft or an Owned Aircraft;

          (7) a description of the related Note Purchase Agreement and related Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the

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

     occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Notes;

          (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Leases, including (a) the names of the related Owner Trustees, (b) a description of the events of default under the related Leases, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to the applicable Leased Aircraft Notes, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of American to pay rent under the related Lease;

          (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Notes may be amended by the parties thereto without the consent of the holders of, or only upon the consent of the holders of a specified percentage of aggregate principal amount of, such Equipment Notes;

          (10) cross-default or cross-collateralization provisions in the related Indentures, if any;

          (11) a description of any intercreditor, subordination or similar provisions among the holders of Pass Through Certificates, including any cross-subordination provisions and provisions relating to control of remedies among the holders of Pass Through Certificates issued by separate Trusts;

          (12) any arrangements for the investment or other use of proceeds of the Pass Through Certificates prior to the purchase of Equipment Notes, and any arrangements relating to any delayed aircraft financing arrangements;

          (13) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancements for any series of Pass Through Certificates or any class of Equipment Notes; and

          (14) a description of any other special terms pertaining to such Pass Through Certificates, including any modification of the terms set forth herein.

     If any Pass Through Certificates are denominated in one or more foreign or composite currencies or currency units, any restrictions, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates and such foreign or composite currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any Pass Through Certificates relate to Equipment Notes that are sold at a substantial discount below the principal amount of such Equipment Notes, special United States federal income tax considerations and other special information with respect to such Pass Through Certificates will be set forth in the applicable Prospectus Supplement.

     The Basic Agreement does not and the Indentures will not include financial covenants or "event risk" provisions specifically designed to afford Certificateholders protection in the event of a highly leveraged transaction affecting American. However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Notes held in the related Trust. See "Description of the Equipment Notes -- Security."

     To the extent described in a Prospectus Supplement, American will have the right to surrender Pass Through Certificates issued by a Trust to the Trustee for such Trust. In such event, the Trustee will transfer to American an equal principal amount of Equipment Notes relating to a particular Aircraft designated by American and will cancel the surrendered Pass Through Certificates.

BOOK-ENTRY REGISTRATION

  General.

     Except as otherwise described in the applicable Prospectus Supplement, Pass Through Certificates will be subject to the provisions described below.

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

     Upon issuance, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Unless otherwise provided in a Prospectus Supplement, each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co. ("Cede"), the nominee of DTC. No person acquiring an interest in such Pass Through Certificates ("Certificate Owner") will be entitled to receive a certificate representing such person's interest in such Pass Through Certificates, except as set forth below under "-- Definitive Certificates." Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein, all references in this Prospectus and in any Prospectus Supplement to actions by Certificateholders will refer to actions taken by DTC upon instructions from DTC Participants (as defined below), and all references to distributions, notices, reports and statements to Certificateholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Pass Through Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

     DTC has advised American that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical transfer of certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts with respect to the Pass Through Certificates. Certificate Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Pass Through Certificates may do so only through DTC Participants. DTC Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Pass Through Certificates, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, premium, if any, and interest with respect to the Pass Through Certificates. Certificate Owners thus will receive all distributions of principal, premium, if any, and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under this book-entry system, Certificate Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants' respective holdings of beneficial interests in the Pass Through Certificates, as shown on the records of DTC or its nominee. Distributions by DTC Participants to Indirect Participants or Certificate Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Certificates are issued under the limited circumstances described herein, the only "Certificateholder" under the Basic Agreement will be Cede, as nominee of DTC. Certificate Owners therefore will not be recognized by the Trustee as Certificateholders, as such term is used in the Basic Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Certificateholders under the Basic Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Pass Through Certificates are credited. Additionally, DTC has advised American that in the event any action requires approval by Certificateholders of a certain percentage of beneficial interest in each Trust, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other

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

communications by DTC to DTC Participants and by DTC Participants to Indirect Participants and to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Certificate Owner to pledge Pass Through Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of a physical certificate for such Pass Through Certificates.

     Neither American nor the Trustee nor any agent of American or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Pass Through Certificates held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations.

     The applicable Prospectus Supplement will specify any additional book-entry registration procedures applicable to Pass Through Certificates denominated in a currency other than United States dollars.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

  Same-Day Settlement and Payment.

     As long as Pass Through Certificates are registered in the name of DTC or its nominee, all payments made by American to the Loan Trustee under any Lease or any Owned Aircraft Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Pass Through Certificates of any Trust, will be passed through to DTC in immediately available funds.

     Any Pass Through Certificates registered in the name of DTC or its nominee will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Pass Through Certificates.

  Definitive Certificates.

     Pass Through Certificates will be issued in certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Pass Through Certificates and American is unable to locate a qualified successor, (ii) American, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of certain events of default or other events specified in the related Prospectus Supplement, Certificate Owners with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all affected Certificate Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Pass Through Certificates and receipt of instructions for re-registration, the Trustee will reissue the Pass Through Certificates as Definitive Certificates to Certificate Owners.

     Distributions of principal of, premium, if any, and interest on the Pass Through Certificates will thereafter be made by the Trustee, in accordance with the procedures set forth in the Basic Agreement and the applicable Trust Supplements, directly to holders in whose names such Definitive Certificates were

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

registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of each such holder as it appears on the register maintained by the Trustee. The final payment on any Pass Through Certificate, however, will be made only upon presentation and surrender of such Pass Through Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Basic Agreement and the applicable Trust Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

PAYMENTS AND DISTRIBUTIONS

     American will make scheduled payments of principal and interest on the Owned Aircraft Notes to the Loan Trustee under the related Indenture, and the Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will make scheduled rental payments for each Leased Aircraft under the related Lease, and these scheduled rental payments will be assigned under the applicable Indenture by the related Owner Trustee to the Loan Trustee to provide the funds necessary to make the corresponding scheduled payments of principal and interest due on the Leased Aircraft Notes issued by such Owner Trustee. The Loan Trustee will distribute such payments to the Trustee for each Trust that holds such Leased Aircraft Notes. After the Loan Trustee has distributed such payments of principal and interest on the Leased Aircraft Notes to the Trustee for such Trusts, the Loan Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant.

     Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, payments of principal, premium, if any, and interest with respect to the Equipment Notes held in each Trust will be distributed by the Trustee, upon receipt, to Certificateholders of such Trust on the dates and in the currency specified in the applicable Prospectus Supplement, except in certain cases when some or all of such Equipment Notes are in default as described in the applicable Prospectus Supplement.

     Payments of principal of and interest on the Equipment Notes held in each Trust will be scheduled to be received by the Trustee on the dates specified in the applicable Prospectus Supplement (such scheduled payments of principal and interest are referred to as "Scheduled Payments," and the dates specified in the applicable Prospectus Supplement for distribution of Scheduled Payments by the Trustee to the Certificateholders are referred to as "Regular Distribution Dates"). Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payments received by the Pass Through Trustee on such Regular Distribution Date. If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date, but is received within five days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the people or entities in whose names the Certificates of such Trust are registered at the close of business on the 15th day preceding such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each Certificateholder of a Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of principal and interest made on the Equipment Notes held in such Trust.

     Payments of principal, premium, if any, and interest received by the Trustee on account of the early redemption or purchase, if any, of any of the Equipment Notes relating to one or more Aircraft held in a Trust, payments received by the Trustee following an Event of Default in respect of any such Equipment Notes (including payments received by the Trustee on account of the sale of such Equipment Notes by the Trustee or payments received by the Trustee with respect to the Leased Aircraft Notes on account of the purchase of such Notes by the related Owner Trustee or Owner Participant) and any other payments designated as Special

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

Payments in the applicable Trust Supplement ("Special Payments") will be distributed on the date or dates determined as described in the applicable Prospectus Supplement (each, a "Special Distribution Date"). The Trustee will mail notice to the Certificateholders of record of the applicable Trust stating any such anticipated Special Distribution Date.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding business day without additional interest.

POOL FACTORS

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Balance" for each Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Trust less the aggregate amount of all payments made in respect of the Pass Through Certificates of such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     Unless otherwise described in the applicable Prospectus Supplement, the "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance, by (2) the aggregate original face amount of the Pass Through Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will initially be 1.0000000; thereafter, the Pool Factor for each Trust will decline as described above to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the original denomination of the Certificateholder's Pass Through Certificate of such Trust by the Pool Factor for such Trust as of the applicable Regular Distribution Date or Special Distribution Date. The Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     Unless there has been an early redemption, a purchase of one or more of the Equipment Notes held in a Trust by the related Owner Trustee or Owner Participant after an Indenture Default (as defined below), a default in the payment of principal in respect of one or more issues of the Equipment Notes held in a Trust or certain actions have been taken following a default thereon, as described in the applicable Prospectus Supplement, the Pool Factor for each Trust will decline in proportion to the scheduled repayments of principal on the Equipment Notes held in such Trust as described in the applicable Prospectus Supplement. In the event of such redemption, purchase or payment default (if such payment is not made within five days of the Regular Distribution Date), the Pool Factor and the Pool Balance of each Trust so affected will be recomputed after giving effect thereto, and notice thereof will be mailed to Certificateholders of such Trust. Each Trust will have a separate Pool Factor.

REPORTS TO CERTIFICATEHOLDERS

     On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 in aggregate principal amount of Pass Through Certificates for such Trust, as to
(1) and (2) below):

          (1) the amount of such distribution allocable to principal and the amount allocable to premium if any;

          (2) the amount of such distribution allocable to interest;

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

          (3) the Pool Balance and the Pool Factor for such Trust; and

          (4) such additional or different information as may be described in the applicable Prospectus Supplement.

     As long as the Pass Through Certificates are registered in the name of Cede, as nominee for DTC, on the record date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates on such record date. On each Regular Distribution Date and Special Distribution Date, the applicable Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners.

     In addition, after the end of each calendar year, the Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1) and (2) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder will reasonably request as necessary for the purpose of such Certificateholder's preparation of its federal income tax returns. Such report and such other items will be prepared on the basis of information supplied to the Trustee by the DTC Participants and will be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above.

     At such time, if any, as the Pass Through Certificates are issued in the form of Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of record ownership of such Certificateholder appears on the records of the registrar of the Pass Through Certificates.

VOTING OF EQUIPMENT NOTES

     Subject to the effect of any cross-subordination or intercreditor provisions described in the related Prospectus Supplement, the Trustee, as holder of the Equipment Notes held in a Trust, has the right to vote and give consents and waivers in respect of such Equipment Notes under the related Indentures. The Basic Agreement and related Trust Supplement will set forth:

     - the circumstances in which the Trustee may direct any action or cast any vote as the holder of the Equipment Notes held in the applicable Trust at its own discretion;

     - the circumstances in which the Trustee will seek instructions from the Certificateholders of such Trust; and

     - if applicable, the percentage of Certificateholders required to direct the Trustee to take any such action.

If specified in the related Prospectus Supplement, the right of a Trustee to vote and give consents and waivers with respect to the Equipment Notes held in the related Trust may, in the circumstances set forth in an intercreditor, subordination or similar agreement to be executed by such Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

     The Basic Agreement defines an "Event of Default" for any Trust as the occurrence and continuance of an Indenture event of default under one or more of the related Indentures. What constitutes an "Event of Default" for any particular Trust, however, may be varied by the applicable Trust Supplement and described in the applicable Prospectus Supplement. In addition, the Prospectus Supplement will specify the events of default under the related Indentures (an "Indenture Default"). The Indenture Defaults in the case of Leased Aircraft Indentures will include events of default under the related Leases (a "Lease Event of Default").

With respect to any Equipment Notes that are supported by a liquidity facility or like arrangement, the Indenture Defaults or Events of Default may include events of default under such liquidity facility or arrangement.

     Unless otherwise provided in a Prospectus Supplement, all of the Equipment Notes issued under the same Indenture will relate only to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures. As a result, events resulting in an Indenture Default under any particular Indenture will not necessarily result in an Indenture Default under any other Indenture. However, since the Equipment Notes issued under any single Indenture may be held in more than one Trust, a continuing Indenture Event of Default under such single Indenture could result in an Event of Default in respect of each such Trust. If an Indenture Default occurs in fewer than all of the Indentures related to a Trust, notwithstanding the treatment of Equipment Notes issued under those Indentures under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the Indentures with respect to which an Indenture Default has not occurred will continue to be made as originally scheduled and distributed to Certificateholders, subject to the terms of any intercreditor, subordination or similar arrangements applicable to such Trust.

     The ability of the applicable Owner Trustee or Owner Participant under a Leased Aircraft Indenture to cure Indenture Defaults, including an Indenture Default that results from the occurrence of a Lease Event of Default under the related Lease, will be described in the Prospectus Supplement. Unless otherwise provided in a Prospectus Supplement, in the case of any Pass Through Certificates or Equipment Notes entitled to the benefits of a liquidity facility or like arrangement, a drawing under any such liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by American to have made a corresponding payment will not cure an Indenture Default related to such failure by American.

     The ability of the holders of the Pass Through Certificates issued with respect to any one Trust to cause the Loan Trustee with respect to any Equipment Notes held in such Trust to accelerate the payment of such Equipment Notes under the applicable Indenture or to direct the exercise of remedies by such Loan Trustee under the applicable Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Notes outstanding under such Indenture and held in such Trust to the aggregate principal amount of all Equipment Notes outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to any series of Pass Through Certificates, then the ability of the Certificateholders of any one Trust holding Equipment Notes issued under an Indenture to cause the Loan Trustee to accelerate such Equipment Notes or to direct the exercise of remedies by the Loan Trustee under such Indenture will depend, in part, upon the relative ranking of the Equipment Notes held in such Trust.

     Each Trust will hold Equipment Notes with different terms than the Equipment Notes held in the other Trusts and therefore the Certificateholders of each Trust may have divergent or conflicting interests from those of the Certificateholders of those other Trusts holding Equipment Notes issued under the same Indenture. In addition, as long as the same institution acts as Trustee of each Trust, in the absence of instructions from the Certificateholders of any such Trust, the Trustee for such Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Default. In such event, the initial Trustee has indicated that it would likely resign as Trustee of one or all such Trusts, and a successor trustee or successor trustees would be appointed in accordance with the terms of the Basic Agreement.

     The Prospectus Supplement for a series of Pass Through Certificates will specify whether and under what circumstances the Trustee may or will sell for cash to any person all or part of the Equipment Notes held in the related Trust. The right to make any such sale may be exercisable by a person other than the Trustee in the event that the applicable series of Pass Through Certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any such sale will be distributed as contemplated by such arrangements. Any proceeds received by the Trustee upon any such sale that are distributable to the Certificateholders of such Trust will be deposited in an account established by the Trustee for the benefit of the Certificateholders of such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. The market for Equipment Notes in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, as long as the same institution acts as

Trustee of multiple Trusts, it may be faced with a conflict in deciding from which Trust to sell Equipment Notes to available buyers. If the Trustee sells any such Equipment Notes with respect to which an Indenture Default exists for less than their outstanding principal amount, the Certificateholders of such Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against American, the Trustee or any other person, including, in the case of any Leased Aircraft, the related Owner Trustee or Owner Participant. Neither the Trustee nor the Certificateholders of such Trust, furthermore, could take any action with respect to any remaining Equipment Notes held in such Trust as long as no Indenture Defaults existed with respect thereto.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Loan Trustee under any Indenture on account of the Equipment Notes held in such Trust following an Indenture Default under such Indenture will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. In addition, if an Indenture provides that the applicable Owner Trustee or Owner Participant may, under circumstances specified therein, redeem or purchase some or all of the outstanding Equipment Notes issued under such Indenture, the price paid by such Owner Trustee or Owner Participant to the Trustee of any Trust for any of the Equipment Notes issued under such Indenture and held in such Trust will be deposited in the special payments account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date.

     Any funds representing payments received with respect to any Equipment Notes held in a Trust and which are in default, or the proceeds from the sale by the Trustee of any such Equipment Notes, held by the Trustee in the special payments account for such Trust will, to the extent practicable, be invested and reinvested by the Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. "Permitted Investments" will be described in the related Prospectus Supplement.

     The Basic Agreement provides that the Trustee of each Trust will, within 90 days after the occurrence of a default (as defined below) in respect of such Trust, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Notes held in such Trust, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. Except as otherwise described in the applicable Prospectus Supplement, the term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any Event of Default with respect to a Trust, as specified above, except that in determining whether any such Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     The Basic Agreement contains a provision entitling the Trustee of each Trust, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the Certificateholders of such Trust before proceeding to exercise any right or power under the Basic Agreement at the request of such Certificateholders.

     The applicable Prospectus Supplement will specify the percentage of Certificateholders entitled to waive, or to instruct the Trustee to waive, any past default or Event of Default with respect to such Trust and its consequences and also will specify the percentage of Certificateholders (and whether of such Trust or of any other Trust holding Equipment Notes issued under related Indentures) entitled to waive, or to instruct the Trustee or the Loan Trustee to waive, any past Indenture Default under any related Indenture and thereby annul any direction given with respect thereto.

MODIFICATIONS OF THE BASIC AGREEMENT

     The Basic Agreement contains provisions permitting American and the Trustee to enter into a supplement to the Basic Agreement or, if applicable, to any Note Purchase Agreement or to any intercreditor,

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

subordination or like agreement or liquidity facility, without the consent of the holders of any of the Pass Through Certificates, to, among other things:

          (1) provide for the formation of a Trust and the issuance of a series of Pass Through Certificates;

          (2) evidence the succession of another corporation or entity to American and the assumption by such corporation or entity of American's obligations under the Basic Agreement and any Trust Supplement, any Note Purchase Agreement and any intercreditor, subordination or like agreement or liquidity facility;

          (3) add to the covenants of American for the benefit of the holders of a series of Pass Through Certificates or surrender any right or power conferred upon American in the Basic Agreement, any Note Purchase Agreement or any intercreditor, subordination or like agreement or liquidity facility;

          (4) cure any ambiguity or correct any mistake or inconsistency contained in the Basic Agreement, any Trust Supplement or any intercreditor agreement or liquidity facility;

          (5) make or modify any other provisions with respect to matters or questions arising under the Basic Agreement or any Trust Supplement or any intercreditor, subordination or like agreement or liquidity facility as the Company may deem necessary or desirable and that will not materially adversely affect the interests of the holders of the series of Pass Through Certificates issued under such Trust Supplement;

          (6) comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which any Pass Through Certificates may be listed or of any regulatory body;

          (7) modify, eliminate or add to the provisions of the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility to the extent necessary to continue the qualification of the Basic Agreement (including any supplemental agreement) or any such agreement or facility under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and add to the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility such other provisions as may be expressly permitted by the Trust Indenture Act;

          (8) provide for a successor Trustee for some or all of the Trusts or add to or change any provision of the Basic Agreement or any intercreditor, subordination or like agreement or liquidity facility as necessary to facilitate the administration of the Trusts thereunder by more than one Trustee;

          (9) provide certain information to the Trustee as required in the Basic Agreement;

          (10) add to or change the Basic Agreement and any Trust Supplement to facilitate the issuance of any Pass Through Certificates in bearer form or to facilitate or provide for the issuance of any Pass Through Certificates in global form in addition to or in place of Pass Through Certificates in certificated form;

          (11) provide for the delivery of Pass Through Certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

          (12) correct or supplement the description of any property of any Trust;

          (13) modify, eliminate or add to the provisions of the Basic Agreement or any applicable Trust Supplement to reflect the substitution of a substitute aircraft for any Aircraft; and

          (14) make any other amendments or modifications to the Basic Agreement, provided such amendments or modifications will only apply to Pass Through Certificates of one or more series to be issued thereafter.

     The Basic Agreement also contains provisions permitting American and the Trustee of each Trust, with the consent of the Certificateholders of such Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust and, in the case of Leased Aircraft, with the consent of the Owner

Trustee, to execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Basic Agreement, to the extent relating to such Trust, the applicable Trust Supplement or any applicable intercreditor, subordination or like agreement or liquidity facility, or modifying the rights of such Certificateholders, except that no such supplemental agreement may, without the consent of the holder of each such Pass Through Certificate so affected, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes held in such Trust, or distributions in respect of any Pass Through Certificate of such Trust, or change any date or place of payment or change the coin or currency in which such Pass Through Certificate is payable, other than that provided for in such Pass Through Certificate, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in the Basic Agreement or the applicable Trust Supplement or in any intercreditor, subordination or like agreement or liquidity facility, (c) alter the priority of distributions specified in the relevant intercreditor agreement, if any, in a manner materially adverse to the holders of Pass Through Certificates of such series, or (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in the Basic Agreement or the applicable Trust Supplement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Basic Agreement or such Trust Supplement.

MODIFICATION OF INDENTURE AND RELATED AGREEMENTS

     The Prospectus Supplement will specify the Trustee's obligations in the event that the Trustee, as the holder of any Equipment Notes held in a Trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to such Equipment Notes (including any Lease with respect to Leased Aircraft Notes).

TERMINATION OF THE TRUSTS

     The obligations of American and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the Basic Agreement and the applicable Trust Supplement and the disposition of all property held in such Trust. The Trustee will mail to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Trustee specified in such notice of termination.

DELAYED PURCHASE OF EQUIPMENT NOTES

     In the event that, on the issuance date of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Notes contemplated to be held in the related Trust, such Equipment Notes may be purchased by the Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Notes will be held under an arrangement described in the applicable Prospectus Supplement. Such an arrangement may include, without limitation, (1) the investment of such proceeds by the Trustee in specified permitted investments; (2) the deposit of such proceeds in a deposit or escrow account held by a separate depositary or escrow agent; (3) the purchase by the Trustee of debt instruments issued on an interim basis by American; or (4) the purchase of Leased Aircraft Notes or Owned Aircraft Notes issued prior to the purchase of Leased Aircraft or the delivery of Owned Aircraft, as the case may be. Any such debt instrument may be secured by a collateral account or other security or property described in the applicable Prospectus Supplement. The arrangements with respect to the payment of interest on funds so held will be described in the applicable Prospectus Supplement. If any such proceeds are not subsequently utilized to purchase Equipment Notes by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such proceeds will be returned to the holders of such Pass Through Certificates.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     American will be prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation or entity unless, in the case of a merger or consolidation where American is not the surviving corporation or in the case of the transfer of substantially all of American's assets, the successor corporation or transferee corporation or entity shall be a corporation or entity organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume all the obligations of American contained in the Basic Agreement.

THE TRUSTEE

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will be the Trustee for each of the Trusts. With certain exceptions, the Trustee will make no representations as to the validity or sufficiency of the Basic Agreement, the Trust Supplements, the Pass Through Certificates, the Equipment Notes, the Indentures, the Leases, if any, or other related documents. The Trustee will not be liable with respect to any series of Pass Through Certificates for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in face amount of outstanding Pass Through Certificates of such series issued under the Basic Agreement. Subject to such provisions, such Trustee will be under no obligation to exercise any of its rights or powers under the Basic Agreement at the request of any holders of Pass Through Certificates issued thereunder unless they have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in exercising such rights or powers. The Basic Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Pass Through Certificates issued thereunder and, subject to certain conditions, may otherwise deal with American and, with respect to the Leased Aircraft, with any Owner Trustee and Owner Participant with the same rights it would have if it were not the Trustee.

     Unless otherwise provided in the Prospectus Supplement for any series of Pass Through Certificates, State Street Bank and Trust Company of Connecticut, National Association, will also be the Loan Trustee of the Indentures under which the Equipment Notes are issued. It also serves as indenture trustee and as pass through trustee in numerous other aircraft financing transactions involving American.

     The Trustee may resign with respect to any or all of the Trusts at any time, in which event American will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a Trust or becomes incapable of acting as Trustee or becomes insolvent, American may remove such Trustee, or any holder of Pass Through Certificates of such Trust for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee. Any resignation or removal of the Trustee with respect to a Trust and appointment of the successor trustee for such Trust does not become effective until acceptance of the appointment by the successor trustee. Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Trust. All references in this Prospectus to the Trustee are to the trustee acting in such capacity under each of the Trusts and should be read to take into account the possibility that each of the Trusts could have a different successor trustee in the event of such a resignation or removal.

     The Basic Agreement provides that American will pay the Trustee's fees and expenses and indemnify the Trustee against certain liabilities. In certain circumstances, the Trustee will have a priority claim on the related Trust Property to the extent such fees, expenses or indemnities are not paid.

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The following description is a summary of certain terms that we expect will be common to all Equipment Notes. Where no distinction is made between the Leased Aircraft Notes and the Owned Aircraft Notes or between their respective Indentures, such statements refer to any Equipment Notes and any Indenture. Most of the financial terms and other specific terms of any series of Equipment Notes will be described in a

Prospectus Supplement to be attached to this Prospectus. Since the terms of the specific Equipment Notes may differ from the general information provided below, you should rely on the information in the Prospectus Supplement instead of the information in this Prospectus if the information in the Prospectus Supplement is different from the information below.

     Because the following description is a summary, it does not describe every aspect of the Equipment Notes, and it is subject to and qualified in its entirety by reference to all the provisions of the applicable Equipment Notes, Indentures, Leases, Note Purchase Agreements, trust agreements, participation agreements, intercreditor and subordination agreements, liquidity facility arrangements and other agreements and arrangements relating to any series of Equipment Notes.

     Additional provisions with respect to the Equipment Notes and the associated aircraft financing transactions will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision in this summary, the provision in such Prospectus Supplement will control.

GENERAL

     The Equipment Notes will be issued under Indentures between (a) in the case of Owned Aircraft Notes, the related Loan Trustee and American or (b) in the case of Leased Aircraft Notes, the related Loan Trustee and the Owner Trustee of a trust for the benefit of the Owner Participant who is the beneficial owner of such Leased Aircraft.

     American's obligations under each Indenture relating to an Owned Aircraft and under the related Owned Aircraft Notes will be direct obligations of American. All of the Owned Aircraft Notes issued under the same Indenture will relate to, and will be secured by, one or more specific Owned Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft.

     The Leased Aircraft Notes will be nonrecourse obligations of the Owner Trustee. All of the Leased Aircraft Notes issued under the same Indenture will relate to and will be secured by one or more specific Leased Aircraft and, unless otherwise specified in the applicable Prospectus Supplement, will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to American pursuant to a separate Lease between such Owner Trustee and American.

     Equipment Notes may be issued pursuant to delayed aircraft financing arrangements, such as the following:

     - The Owner Trustee may issue Leased Aircraft Notes prior to the purchase of certain Leased Aircraft by such Owner Trustee or the commencement of the related Leases.

     - American may issue Owned Aircraft Notes prior to the expected delivery date of certain Owned Aircraft.

     The applicable Prospectus Supplement will describe any such delayed aircraft financing arrangements, including any arrangements for the collateralization of any such Leased Aircraft Notes or Owned Aircraft Notes with cash, permitted investments or other property, and any depositary or escrow arrangement pursuant to which the proceeds from the sale of such Leased Aircraft Notes or Owned Aircraft Notes will be deposited with a third party depositary or escrow agent.

     If the anticipated aircraft financing transactions have not been completed by the relevant date specified in the applicable Prospectus Supplement, including by reason of a casualty to one or more Aircraft, such Leased Aircraft Notes or Owned Aircraft Notes will be prepaid at the price specified in such Prospectus Supplement. Alternatively, if the Lease related to any such Leased Aircraft Notes has not commenced by such relevant date, if so specified in the applicable Prospectus Supplement, American at its option may convert the proposed leveraged lease financing into a type of financing available for Owned Aircraft and such Leased Aircraft Notes (with certain modifications) will become Owned Aircraft Notes.

     Upon the commencement of the Lease for any Leased Aircraft, American will be obligated to make or cause to be made rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Notes when due, subject to some limited exceptions. The Leased Aircraft Notes will not be direct obligations of, or guaranteed by, American. American's rental obligations under each Lease, however, will be general obligations of American.

     If specified in a Prospectus Supplement, American will have the right (a) to arrange a sale and leaseback of one or more Owned Aircraft referred to in such Prospectus Supplement and the assumption, on a non-recourse basis, of the related Owned Aircraft Notes by an Owner Trustee or (b) to substitute other aircraft, cash or U.S. government securities or a combination thereof in place of the Owned Aircraft securing the related Owned Aircraft Notes. The terms and conditions of any such sale and leaseback or substitution will be described in the applicable Prospectus Supplement.

PRINCIPAL AND INTEREST PAYMENTS

     Interest received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. The Equipment Notes may bear interest at a fixed or a floating rate or may be issued at a discount. Principal payments received by the Trustee on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth in the applicable Prospectus Supplement until the final distribution date for such Trust. Payments on the Equipment Notes, and distributions to Certificateholders, may be subject to the terms of any intercreditor, subordination or similar agreement or arrangement.

     If any date scheduled for any payment of principal of, premium, if any, or interest on the Equipment Notes is not a business day, such payment may be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable Prospectus Supplement.

REDEMPTION

     The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Notes will or may be redeemed or purchased prior to the stated maturity thereof, whether in whole or in part, the premium, if any, applicable to certain redemptions or purchases and other terms applying to such redemptions or purchases.

SECURITY

     The Owned Aircraft Notes will be secured by a security interest granted by American to the related Loan Trustee of all of American's right, title and interest in and to the Owned Aircraft. Under the terms of each Owned Aircraft Indenture, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Leased Aircraft Notes will be secured by:

     - an assignment by the related Owner Trustee to the related Loan Trustee of such Owner Trustee's rights (except for certain limited rights, including those described below) under the Lease or Leases with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder; and

     - a security interest granted by such Owner Trustee to such Loan Trustee in such Aircraft, subject to the rights of American under such Lease or Leases, and other property or rights, if any, described in the applicable Prospectus Supplement.

     Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Loan Trustee may exercise only limited rights of the Owner Trustee under the related Lease. The assignment by the Owner Trustee to the Loan Trustee of its rights under the related Lease will exclude, among other things, rights of such Owner Trustee and the related Owner Participant relating to indemnifica-tion by American for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity and to such Owner Participant under liability insurance maintained by American under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant, any rights of such Owner Participant or such Owner Trustee to enforce payment of the foregoing amounts and certain reimbursement payments made by American to such Owner Trustee.

     American's obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, American will be obligated, among other things, to pay all costs of operating and maintaining such Aircraft.

     The Prospectus Supplement will describe the required insurance coverage with respect to the Aircraft.

     Unless otherwise specified in the applicable Prospectus Supplement, the Equipment Notes will not be cross-collateralized and consequently the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft (or any of the other security related thereto, including, in the case of Leased Aircraft Notes, the Lease related to any other Aircraft).

     Unless otherwise specified in the applicable Prospectus Supplement, American will be required, except under certain circumstances, to keep each Aircraft registered under the portion of Title 49 of the United States Code relating to aviation (the "Transportation Code") and to record the Indenture and the Lease, if any, with respect to each Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, with respect to each Aircraft will give the related Loan Trustee a perfected security interest in the related Aircraft whenever it is located in the United States or any of its territories and possessions and, with certain exceptions, in those jurisdictions that have ratified or adhere to the Convention on the International Recognition of Rights in Aircraft (the "Convention"). American or any lessee will have the right, subject to certain conditions, at its own expense to register each Aircraft in countries other than the United States. Each Aircraft may also be operated by American or under lease or sublease or interchange arrangements in countries that are not parties to the Convention. The extent to which the related Loan Trustee's security interest would be recognized in an Aircraft located in a country that is not a party to the Convention, and the extent to which such security interest would be recognized in a jurisdiction adhering to the Convention if the Aircraft is registered in a jurisdiction not a party to the Convention, is uncertain. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft is likely to be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of American (except, with respect to a Leased Aircraft, in the case of a Lease Event of Default under the applicable Lease or, with respect to an Owned Aircraft, in the case of an Indenture Default under the applicable Indenture), in investments described in the related Indenture. American will pay the amount of any net loss resulting from any such investment directed by it.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in such Section 1110) to take possession of such equipment in compliance with the lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the U.S. Bankruptcy Code allowing the debtor-in-possession or the trustee to use, sell or lease property of the debtor during the reorganization period, (c) Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) or (d) any power of the bankruptcy court to enjoin a repossession. Section 1110 provides that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the debtor-in-possession or the trustee agrees to perform the debtor's obligations that become due on or after such date under the lease, conditional sale contract or security agreement and cures all existing defaults thereunder (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo (subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994). The Prospectus Supplement for each offering of Pass Through Certificates will discuss the availability of Section 1110 with respect to the related Aircraft.

ADDITIONAL NOTES

     Under certain circumstances and conditions as described in the applicable Prospectus Supplement, American may cause the financing of certain modifications, alterations, additions, improvements or replacement parts to an Aircraft through the issuance and sale by American, in the case of an Owned Aircraft, or by the Owner Trustee, in the case of a Leased Aircraft, of additional Equipment Notes (the "Additional Notes"). The terms, conditions and designations of such Additional Notes will be set forth in a supplement to the related Indenture.

PAYMENTS AND LIMITATION OF LIABILITY

     Each Leased Aircraft will be leased by the related Owner Trustee to American for a term expiring on a date not earlier than the latest maturity date of the Leased Aircraft Notes issued with respect to such Leased Aircraft, unless previously terminated as permitted by the terms of the related Lease. The basic rent and certain other payments by American under each such Lease will be assigned by the Owner Trustee under the related Indenture to the related Loan Trustee to provide the funds necessary to pay principal of and interest due from such Owner Trustee on the Leased Aircraft Notes issued under such Indenture. In certain cases, the basic rent payments under a Lease may be adjusted, but each Lease will provide that under no circumstances will basic rent payments by American be less than the scheduled payments of principal and interest on the related Leased Aircraft Notes. The balance of any basic rent payments under each Lease, after payment of amounts due on the Leased Aircraft Notes issued under the Indenture relating to such Lease, will be paid over to the related Owner Trustee. American's obligation to pay rent and to cause other payments to be made under each Lease will be general obligations of American.

     Except when American purchases a Leased Aircraft and assumes the Leased Aircraft Notes related thereto, the Leased Aircraft Notes will not be obligations of, or guaranteed by, American. Neither the Owner Trustee nor the Owner Participant nor the Loan Trustee will be personally liable to any holder of any Leased Aircraft Notes for any amounts payable thereunder, or, except as provided in the Indenture relating thereto in the case of the Owner Trustee and the Loan Trustee, for any liability under such Indenture. Except when American has assumed any Leased Aircraft Notes, all amounts payable under any Leased Aircraft Notes (other than payments made in connection with an optional redemption or purchase of Leased Aircraft Notes by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Aircraft and their proceeds (including rent payable by American under the Lease with respect to such Leased Aircraft), or from any applicable liquidity facility or like arrangement.

     American's obligations under each Owned Aircraft Indenture and under the Owned Aircraft Notes will be general obligations of American.

DEFEASANCE OF THE INDENTURES AND THE EQUIPMENT NOTES IN CERTAIN CIRCUMSTANCES

     Unless otherwise specified in the applicable Prospectus Supplement, the obligations under the applicable Indenture of, with respect to any Leased Aircraft Notes, the related Owner Trustee or, with respect to any Owned Aircraft Notes, American will be deemed to have been discharged (except for certain obligations, including the obligations to register the transfer or exchange of Equipment Notes, to replace stolen, lost, destroyed or mutilated Equipment Notes and to maintain paying agencies and hold money for payment in trust) on the date of irrevocable deposit with the related Loan Trustee of money or certain obligations of the United States or any agency or instrumentality thereof the payment of which is backed by the full faith and credit of the United States which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an aggregate amount sufficient to pay when due (including as a consequence of redemption in respect of which notice is given on or prior to the date of such deposit) principal of, premium, if any, and interest on all Equipment Notes issued thereunder in accordance with the terms of such Indenture. Such discharge may occur only if, among other things, there has been published by the Internal Revenue Service a ruling to the effect that holders of such Equipment Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

     Upon such defeasance, or upon payment in full of the principal of, premium, if any, and interest on all Equipment Notes issued under any Indenture on the maturity date therefor or deposit with the applicable Loan Trustee of money sufficient therefor no earlier than one year prior to the date of such maturity, the holders of such Equipment Notes will have no beneficial interest in or other rights with respect to the related Aircraft or other assets subject to the lien of such Indenture and such lien will terminate.

ASSUMPTION OF OBLIGATIONS BY AMERICAN

     If specified in the applicable Prospectus Supplement with respect to any Leased Aircraft, American may purchase such Leased Aircraft prior to the end of the term of the related Lease and, in connection with such purchase, may assume on a full recourse basis all of the obligations of the Owner Trustee (other than its obligations in its individual capacity) under the Indenture with respect to such Aircraft, including the obligations to make payments in respect of the related Leased Aircraft Notes. In such event, certain relevant provisions of the related Lease, including (among others) provisions relating to maintenance, possession and use of the related Aircraft, liens, insurance and events of default will be deemed to be incorporated into such Indenture, and the Leased Aircraft Notes issued under such Indenture will continue to be outstanding and secured by such Aircraft. The terms and conditions of any such assumption will be described in the applicable Prospectus Supplement.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     If specified in the applicable Prospectus Supplement, at the time Pass Through Certificates are issued, American may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. American or an affiliate will hold the beneficial interest under the trust agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft. Any outside limit on such date will be specified in the applicable Prospectus Supplement. American or its affiliate will transfer to such Owner Participant on such date American's or such affiliate's beneficial interest under such trust agreement. Such prospective Owner Participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement. Such Prospectus Supplement will describe the extent to which such terms can be varied at the request of prospective Owner Participants.

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                              CREDIT ENHANCEMENTS

RANKING; CROSS-SUBORDINATION

     Some of the Equipment Notes related to a specific Aircraft may be subordinated and junior in right of payment to other Equipment Notes or other debt related to the same or certain related Aircraft. In such event, the applicable Prospectus Supplement will describe the terms of such subordination, including the priority of distributions among such classes of Equipment Notes, the ability of each such class of Equipment Notes to exercise remedies with respect to the relevant Aircraft (and, if such Aircraft are Leased Aircraft, the Leases) and certain other intercreditor terms and provisions.

     The Equipment Notes issued under an Indenture may be held in more than one Trust, and a Trust may hold Equipment Notes issued under more than one related Indenture. Unless otherwise described in a Prospectus Supplement, however, only Equipment Notes having the same priority of payment may be held in the same Trust. A Trust that holds Equipment Notes that are junior in payment priority to the Equipment Notes held in another related Trust formed as part of the same offering of Pass Through Certificates as a practical matter will be subordinated to such latter Trust. In addition, the Trustees on behalf of one or more Trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of Pass Through Certificates or provides that distributions on the Pass Through Certificates will be made to the Certificateholders of a certain Trust or Trusts before they are made to the Certificateholders of one or more other Trusts. For example, such an agreement may provide that payments made to a Trust on account of a subordinate class of Equipment Notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to Certificateholders of a Trust that holds senior Equipment Notes issued under that Indenture or any related Indentures.

     The applicable Prospectus Supplement will describe any such intercreditor or subordination agreement or arrangements and the relevant cross-subordination provisions. Such description will specify the percentage of Certificateholders under any Trust that is permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indenture or (3) direct the exercise of remedies under any related Indenture. Payments made on account of the Pass Through Certificates of a particular series also may be subordinated to the rights of the provider of any Liquidity Facility described below.

LIQUIDITY FACILITY

     The applicable Prospectus Supplement may provide that a "Liquidity Facility" will support one or more payments of principal, premium, if any, or interest on the Equipment Notes of one or more series, or one or more distributions in respect of the Pass Through Certificates of one or more series. A Liquidity Facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The institution or institutions providing any Liquidity Facility will be identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of any Liquidity Facility will have a senior claim on the assets securing the affected Equipment Notes and on the Trust Property of the affected Trusts.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the principal federal income tax consequences of the purchase, ownership and disposition of Pass Through Certificates to a Certificate Owner that purchases Pass Through Certificates in the initial offering thereof at the offering price set forth in the applicable Prospectus Supplement and holds such Pass Through Certificates as capital assets. This discussion should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. The discussion does not address all of the federal income tax consequences that may be relevant to all Certificate

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

Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies and foreign investors). The statements of law and legal conclusion set forth herein are based upon the opinion of Debevoise & Plimpton, counsel to American. Persons considering an investment in the Pass Through Certificates should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Pass Through Certificates in light of their own particular circumstances. The Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust.

GENERAL

     The Trusts will not be classified as associations taxable as corporations and, accordingly, will not themselves be subject to federal income taxation. Except to the extent discussed in the applicable Prospectus Supplement, based upon an interpretation of analogous authorities under existing law, each Trust should be classified as a grantor trust for federal income tax purposes. The discussion below assumes that the Trusts will be classified as grantor trusts.

     Each Certificate Owner will be treated as the owner of a pro rata undivided interest in each Equipment Note and any other property held in the related Trust and will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Notes and any other property held in the related Trust, in accordance with such Certificate Owner's method of accounting. A Certificate Owner using the cash method of accounting must take into account its pro rata share of income as and when received by the Trustee. A Certificate Owner using an accrual method of accounting must take into account its pro rata share of income as it accrues or is received by the Trustee, whichever is earlier.

     A purchaser of a Pass Through Certificate will be treated as purchasing an interest in each Equipment Note and any other property in the related Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Notes and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate.

SALES OF PASS THROUGH CERTIFICATES

     A Certificate Owner that sells a Pass Through Certificate will recognize capital gain or loss (in the aggregate) equal to the difference between the amount realized on the sale (except to the extent attributable to accrued interest, which will be taxable as interest income if not previously included in income) and such Certificate Owner's adjusted tax basis in the Pass Through Certificate. Any such gain or loss generally will be long-term capital gain or loss if the Pass Through Certificate was held for more than one year (except to the extent attributable to any property held by the related Trust for one year or less). Any long-term capital gains with respect to the Pass Through Certificates are taxable to corporate taxpayers at the rates applicable to ordinary income and to individual taxpayers at a maximum rate of 20%. Any capital losses will be deductible by corporate taxpayers only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

BOND PREMIUM

     A Certificate Owner generally will be considered to have acquired an interest in an Equipment Note held in the related Trust at a bond premium to the extent such Certificate Owner's tax basis allocable to such Equipment Note exceeds the remaining principal amount of the Equipment Note allocable to such Certificate Owner's Pass Through Certificate. In that event, a Certificate Owner may, in certain circumstances, be able to amortize that bond premium (generally on a constant yield basis) as an offset to interest income with corresponding reductions in such Certificate Owner's tax basis in such Equipment Note. Special rules apply to an Equipment Note that may be called at a redemption premium prior to maturity. It is unclear how these rules apply to an Equipment Note when there is more than one possible call date and the amount of any redemption premium is uncertain. Certificate Owners should consult their own tax advisors regarding the

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

advisability and consequences of an election to amortize any bond premium with respect to the Equipment Notes.

ORIGINAL ISSUE DISCOUNT

     Except to the extent specified in the applicable Prospectus Supplement, the Equipment Notes will not be issued with original issue discount unless certain aggregation rules set forth in the Treasury regulations apply. Under those rules, if one investor purchases Pass Through Certificates issued by more than one Trust, certain of that investor's interests in the Equipment Notes in those Trusts must in certain circumstances be treated together as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, such Equipment Notes could be treated with respect to such investor as having been issued with original issue discount. Generally, a holder of a debt instrument issued with original issue discount that is not de minimis must include such original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash attributable to such income, under a method that takes into account the compounding of interest. Certificate Owners should consult their own tax advisors regarding the aggregation rules.

BACKUP WITHHOLDING

     Payments made on Pass Through Certificates, and proceeds from the sale of Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificate Owner complies with certain reporting procedures or is exempt from such requirements. Any such withheld amounts will be allowed as a credit against the Certificate Owner's federal income tax and may entitle such Certificate Owner to a refund if the required information is furnished to the Internal Revenue Service. Certain penalties may be imposed by the Internal Revenue Service on a Certificate Owner who is required to supply information but who does not do so in the proper manner.

                           CERTAIN CONNECTICUT TAXES

     The Trustee is a national banking association with its corporate trust office in Connecticut. Bingham Dana LLP, counsel to the Trustee, has advised American that, in its opinion, under currently applicable law, assuming that each Trust will not be taxable as a corporation for federal income tax purposes, but, rather, will be classified for such purposes as a grantor trust or as a partnership, (i) the Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof and (ii) Certificate Owners that are not residents of or otherwise subject to tax in Connecticut will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Connecticut or any political subdivision thereof as a result of purchasing, owning (including receiving payments with respect to) or selling a Pass Through Certificate. Neither the Trusts nor the Certificate Owners will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificate Owners of such Trust. In general, should a Certificate Owner or a Trust be subject to any state or local tax that would not be imposed if the Trust were administered in a different jurisdiction in the United States or if the Trustee were located in a different jurisdiction in the United States, the Trustee will either relocate the administration of the Trust to such other jurisdiction or resign and, in the event of such a resignation, a new Trustee in such other jurisdiction will be appointed.

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

                              ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may, subject to certain legal restrictions, be purchased and held by an employee benefit plan (a "Plan") subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase and holding of a Pass Through Certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The Certificates may, subject to certain legal restrictions, be purchased and held by such plans.

                              PLAN OF DISTRIBUTION

     The Pass Through Certificates being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly to other purchasers.

     The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Pass Through Certificates may be solicited by agents designated by American from time to time. Any such agent involved in the offer or sale of the Pass Through Certificates in respect of which this Prospectus is delivered will be named, and any commissions payable by American to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Pass Through Certificates so offered and sold.

     If Pass Through Certificates are sold by means of an underwritten offering, American will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Pass Through Certificates in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, the Pass Through Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass Through Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Pass Through Certificates, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Pass Through Certificates will be obligated to purchase all such Pass Through Certificates if any are purchased.

     American does not intend to apply for listing of the Pass Through Certificates on a national securities exchange. If the Pass Through Certificates are sold by means of an underwritten offering, the underwriters may make a market in the Pass Through Certificates as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the Pass Through Certificates and any such market-making could be discontinued at any time at the sole discretion of such underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

     If a dealer is utilized in the sale of the Pass Through Certificates in respect of which this Prospectus is delivered, such Pass Through Certificates will be sold by the Trustee to the dealer as principal. The dealer may then resell such Pass Through Certificates to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Pass Through Certificates so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by American against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, AMR Corporation, American and AMR Corporation's other subsidiaries.

     If so indicated in the applicable Prospectus Supplement, agents, underwriters or dealers may be authorized to solicit offers by certain institutions to purchase Pass Through Certificates at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to agents, underwriters and dealers soliciting purchases of Pass Through Certificates pursuant to Contracts accepted by American.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Pass Through Certificates offered hereby will be passed upon for American by Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022 and for any agents, underwriters or dealers by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Unless otherwise indicated in the applicable Prospectus Supplement, Debevoise & Plimpton and Shearman & Sterling will rely on the opinion of counsel for the Trustee as to certain matters relating to the authorization, execution and delivery of such Pass Through Certificates by, and the valid and binding effect thereof on, such Trustee and on the opinion of Anne
H. McNamara, Esq., Senior Vice President and General Counsel of American, as to certain matters relating to the authorization, execution and delivery of the Basic Agreement by American.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated in this Prospectus by reference. Our consolidated financial statements and schedule are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

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